                                                                                 EXHIBIT 99

 HEARTH & HOME TECHNOLOGIES INC.
RETIREMENT PLAN

(Effective as of January 1, 2002)

PLAN HISTORY

          Allied Fireside, Inc., a corporation organized and existing under the laws of the State of Wisconsin established the Allied Fireside, Inc. Retirement Savings Plan ("Plan"), effective January 1, 1990. The Plan was amended and restated effective January 1, 1994, and further amended at subsequent times. The Minocqua Fireplace Company and Madison Fire Place, Inc. adopted the Plan as Participating Affiliates effective September 1, 1999. Pursuant to an agreement dated January 28, 2000, all of the issued and outstanding stock of Allied Fireside, Inc. was purchased by Hearth Technologies Inc., an Iowa corporation, along with the assets of The Minocqua Fireplace Company and Madison Fire Place, Inc. Hearth Technologies Inc. became the sponsoring employer of the Plan and the participants were transferred to the employ of Hearth Technologies Inc. The Plan was subsequently amended and restated effective January 1, 1997, to comply with legislative changes included in the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998, and the Community Renewal Tax Relief Act of 2000. These legislative changes are collectively known as the "GUST changes." The Plan is hereby amended and restated in its entirety as set forth in this document effective January 1, 2002. Effective January 1, 2002, the Plan is renamed the "Hearth Technologies Inc. Retirement Plan." Effective October 22, 2002, Hearth Technologies Inc. was renamed "Hearth & Home Technologies Inc." and the Plan was renamed the "Hearth & Home Technologies Inc. Retirement Plan."

          Allied Fireside, Inc., a corporation organized and existing under the laws of the State of Wisconsin established the Allied Fireside, Inc. Retirement Savings Plan ("Plan"), effective January 1, 1990. The Plan was amended and restated effective January 1, 1994, and further amended at subsequent times. The Minocqua Fireplace Company and Madison Fire Place, Inc. adopted the Plan as Participating Affiliates effective September 1, 1999. Pursuant to an agreement dated January 28, 2000, all of the issued and outstanding stock of Allied Fireside, Inc. was purchased by Hearth Technologies Inc., an Iowa corporation, along with the assets of The Minocqua Fireplace Company and Madison Fire Place, Inc. Hearth Technologies Inc. became the sponsoring employer of the Plan and the participants were transferred to the employ of Hearth Technologies Inc. The Plan was subsequently amended and restated effective January 1, 1997, to comply with legislative changes included in the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998, and the Community Renewal Tax Relief Act of 2000. These legislative changes are collectively known as the "GUST changes." The Plan is hereby amended and restated in its entirety as set forth in this document effective January 1, 2002. Effective January 1, 2002, the Plan is renamed the "Hearth Technologies Inc. Retirement Plan."

           The Thulman Eastern Corporation Tax-Sheltered Thrift Plan and Trust was originally adopted by Thulman Eastern Corporation, a Maryland corporation, effective December 31, 1975, and was amended and restated most recently effective January 1, 1997. Effective March 28, 1999, American Fireplace Company, a Maryland corporation, succeeded Thulman Eastern Corporation as the sponsoring employer and the plan was renamed the American Fireplace Company Tax-Sheltered Thrift Plan and Trust (the "AFC Plan"). Effective July 1, 1999, Hearth & Home, Inc. became a participating employer in the AFC Plan. Pursuant to an agreement dated January 28, 2000, substantially all of the assets of American Fireplace Company and Hearth & Home, Inc. were purchased by Hearth Technologies Inc. Pursuant to an agreement dated February 29, 2000, Hearth Technologies Inc. assumed sponsorship of the AFC Plan. By a separate agreement dated February 29, 2000, Hearth Services Inc., an Iowa corporation assumed sponsorship of the AFC Plan. The AFC Plan was subsequently amended and restated effective January 1, 1997, to comply with the GUST changes.

          The Fireplace & Spa, Inc. 401(k) Profit Sharing Plan (the "F&S Plan") was originally adopted by Fireplace & Spa, Inc., a Wisconsin corporation, effective September 8, 1992. The F&S Plan was amended and restated most recently effective January 1, 1997 and other subsequent amendments were adopted. On January 28, 2000, substantially all of the assets of Fireplace & Spa, Inc. were purchased by Hearth Technologies Inc. Pursuant to an agreement dated February 29, 2000, Hearth Technologies Inc. assumed sponsorship of the F&S Plan. By a separate agreement dated February 29, 2000, Hearth Services Inc. assumed sponsorship of the F&S Plan for the benefit of employees of the Fireplace & Spa Division of Hearth Services Inc. At that time, the F&S Plan became known as the Hearth Services Inc. 401(k) Retirement Plan. The Hearth Services Inc. 401(k) Retirement Plan was subsequently amended and restated effective January 1, 1997, to comply with the GUST changes.

          Effective January 1, 2002, the AFC Plan and the Hearth Services Inc. 401(k) Retirement Plan are merged into this Plan and this Plan shall continue as the surviving plan. Addendum A of the Plan is adopted with a general effective date of January 1, 2002, to conform the Plan to provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001, Pub. L. 107-16.

ARTICLE 1. APPLICATION, PURPOSES AND USE OF THE PLAN

          Section 1.1 - Application of the Plan. Except as otherwise indicated herein, the provisions of the Plan, as set forth in this document, shall apply only to individuals who are in the employment of the Employer or a Participating Affiliate, or have an Account under the Plan attributable to prior employment, on or after January 1, 2002.

          The Plan and the Trust shall constitute a qualified retirement plan (within the meaning of Code Section 401(a)), which is comprised of a combination profit sharing and stock bonus plan with savings features pursuant to Code Section 401(k). The Plan is intended to constitute a plan described in Section 404(c) of ERISA and Department of Labor Regulation Section 2550.404c-1. The Plan's fiduciaries shall be relieved of liability for any losses which are the result of investment instructions given by a Participant or Beneficiary, to the extent permitted under Section 404(c) of ERISA.

          The Plan shall also constitute an eligible individual account plan as defined in ERISA Section 407(d)(3) that is authorized to acquire and hold qualifying employer securities (as defined in ERISA Section 407(d)(5)) or qualifying employer real property (as defined in ERISA Section 407(d)(4)) with a value in excess of ten percent of the fair market value of the assets of the Plan. Elective Deferrals shall not be invested in employer securities or employer real property without the consent of the Participant.

          Section 1.2 - Purposes of the Plan. The principal purposes of the Plan are (a) to aid eligible Members in the acquisition of financial security for themselves and their Beneficiaries, (b) to promote in Members a strong interest in the successful operation of the Employer, loyalty to the Employer and increased efficiency in their work, and (c) to encourage and provide the opportunity for eligible Members to make regular and systematic retirement savings from current income by pre-income-tax payroll deductions.

ARTICLE 2. DEFINITIONS

          Section 2.1 - Definitions. Whenever used in the Plan, the following terms shall have the respective meanings set forth below, unless the context clearly requires otherwise, and when the defined meaning is intended, the term is capitalized:

                2.1.1 - "Account" means the record of the assets credited to an individual under the Plan and may refer to any or all of the following subaccounts: Pre-Tax Contribution Account, After-Tax Contribution Account, Matching Account, Rollover Account, Company Ownership Account, Retirement Contribution Account, ESOP Account, Profit Sharing Contribution Account, Prior Plan Employee Contribution Account, Prior Plan Employer Contribution Account, Allied Fireside Employer Contribution Account, and Fireplace & Spa Matching Account.

                "Pre-Tax Contribution Account" means the record of amounts attributable to Employer contributions made at the election of a Participant in lieu of cash compensation pursuant to a pay reduction agreement under Section 4.1 and shall also include: (a) amounts credited to a Participant's Deferral Contributions Account under the Plan prior to the effective date of this restatement, and (b) amounts transferred from or attributable to similar pre-tax contributions accounts under the HON INDUSTRIES Inc. Profit Sharing Retirement Plan, the AFC Plan or the F&S Plan.

                "After-Tax Contribution Account" means the record of amounts attributable to Member contributions made at the election of a Participant in lieu of cash compensation pursuant to a pay reduction agreement under Section 4.8 and amounts transferred from or attributable to After Tax Contributions Accounts under the HON INDUSTRIES Inc. Profit Sharing Retirement Plan.

                "Matching Account" means the record of amounts attributable to Employer contributions made pursuant to Section 4.2 and amounts transferred from or attributable to a Participant's Employer Matching Contribution Account under the AFC Plan.

                "Rollover Account" means the record of a Member's rollover contributions from other qualified plans and direct transfers on behalf of a Member by trustees of other qualified retirement plans, but excluding transferred amounts for which a different subaccount has been designated under the Plan. Transfers (but not rollovers) from plans such that the transferred assets would be subject to the joint and survivor annuity requirements of Code Section 417 or subject to any other special restrictions or conditions shall be held in a separate Rollover Account, if the Employer in its discretion accepts such transfers.

                "Company Ownership Account" means the record of amounts attributable to Employer contributions of HON Stock made pursuant to Subsection 4.3.1(a) and (c) and amounts transferred from or attributable to a Participant's Company Ownership Contributions Account under the HON INDUSTRIES Inc. Profit Sharing Retirement Plan.

                "Retirement Contribution Account" means the record of amounts attributable to Employer contributions made pursuant to Subsection 4.3.1(b) and amounts transferred from or attributable to a Participant's Retirement Contributions Account under the HON INDUSTRIES Inc. Profit Sharing Retirement Plan.

                "ESOP Account" means the record of amounts transferred from or attributable to a Participant's ESOP Account under the HON INDUSTRIES Inc. Profit Sharing Retirement Plan, which amounts were originally accumulated during participation in the HON Members Company Ownership Plan.

                "Profit Sharing Contribution Account" means the record of amounts attributable to discretionary Employer contributions made pursuant to Subsection 4.3.1(d) and amounts transferred from or attributable to a Participant's Profit Sharing Contributions Account under the HON INDUSTRIES Inc. Profit Sharing Retirement Plan.

                "Prior Plan Employee Contribution Account" means the record of amounts originally attributable to a Participant's Heat-N-Glo Before Tax Contributions Account or Heat-N-Glo Rollover Account, which were transferred to the HON INDUSTRIES Inc. Profit Sharing Retirement Plan before being transferred to this Plan.

                "Prior Plan Employer Contribution Account" means the record of amounts originally attributable to a Participant's Heat-N-Glo Matching Contributions Account or Heat-N-Glo Profit Sharing Contributions Account, which were transferred to the HON INDUSTRIES Inc. Profit Sharing Retirement Plan before being transferred to this Plan.

                "Allied Fireside Employer Contribution Account" means the record of amounts attributable to employer contributions and regular matching contributions which are transferred to the Plan on behalf of an individual from the Allied Fireside, Inc. Retirement Savings Plan.

                "Fireplace & Spa Matching Account" means the record of amounts attributable to employer matching contributions which are transferred to the Plan on behalf of an individual from the Fireplace & Spa, Inc. 401(k) Profit Sharing Plan.

                The Administrator in its discretion, may establish additional subaccounts within the various Accounts or combine similar Accounts or subaccounts. In the discretion of the Administrator, amounts transferred from other qualified plans may be credited to existing Accounts which have similar tax, vesting or distribution characteristics as the transferred benefits rather than credited to Rollover Accounts.

                Any Participant who has forfeited a portion of his Account, subsequently becomes eligible to share in Employer contributions, and has not received a complete distribution of his Account, shall have a separate Account for each subsequent period of eligibility for as long as he does not have a 100% nonforfeitable interest in all Accounts.

                2.1.2 - "Accounting Date"Error! Bookmark not defined. means each day the New York Stock Exchange is open for business other than bank holidays. However, if a valuation may not be made on such date, despite reasonable efforts, then the Accounting Date shall be the next date a valuation can reasonably be made.

                2.1.3 - "Administrative Committee" means the Hearth & Home Technologies Inc. Retirement Plan Administrative Committee established by the Board of Directors of HON INDUSTRIES Inc., which shall have the authority and duties described in Subsection 9.3.1.

                2.1.4 - "Administrative Delegate"Error! Bookmark not defined. means one or more persons or institutions to whom the Administrator or Administrative Committee has delegated certain administrative functions pursuant to written agreement under the provisions of Article 9 of the Plan.

                2.1.5 - "Administrator" for purposes of Section 3(16)(A) of the Employee Retirement Income Security Act of 1974, as amended, shall mean Hearth & Home Technologies Inc. In the event a Administrative Committee is appointed, the term "Administrator" shall be deemed to refer to the Administrative Committee to the extent the duties and obligations of the Administrator are delegated to such Administrative Committee.

                2.1.6 - "Affiliate" means a group of entities and each such entity, including the Employer, which constitutes a controlled group of corporations (as defined in Code Section 414(b)), a group of trades or businesses (whether or not incorporated) under common control (as defined in Code Section 414(c)), or an affiliated service group (within the meaning of Code Section 414(m)), and any other entity required to be aggregated with the Employer pursuant to regulations under Code Section 414(o). For purposes of Article 5 of the Plan, the necessary level of ownership or control for determining affiliation shall be reduced from 80% to 50%, pursuant to Code Section 415(h).

                2.1.7 - "After-Tax Contributions" means those contributions made by a Participant under Section 4.8.

                2.1.8 - "Alternate Payee" means any spouse, former spouse, child or other dependent of a Participant who is recognized by a domestic relations order as having a right to receive all, or a portion, of the benefits payable under the Plan with respect to such Participant.

                2.1.9 - "Annual Addition" means, with respect to each Participant, the sum for the Limitation Year of all Affiliate contributions, and forfeitures allocated to his accounts in all qualified retirement plans. Annual Additions for a Limitation Year also include amounts allocated to a suspense account in a prior year pursuant to Section 5.5 and reallocated to the Participant's Account for such Limitation Year.

                Amounts allocated to an individual medical benefit account, as defined in Code Section 415(l)(2), which is part of a qualified pension or annuity plan maintained by an Affiliate, are treated as Annual Additions to a defined contribution plan. In addition, amounts derived from contributions that are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee, as defined in Code Section 419A(d)(3), under a welfare benefit fund, as defined in Code Section 419(e), maintained by an Affiliate, are treated as Annual Additions to a defined contribution plan.

                2.1.10 - "Beneficiary" means such person or persons who at any particular time shall be entitled to receive a distribution from the Trust in the event of the death of a Participant.

                2.1.11 - "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor tax code. References to a Code section shall be deemed to be to that section or to any successor to that section.

                2.1.12 - "Computation Year" means a consecutive 12-month period used for determining Years of Service for eligibility for the Plan. For purposes of eligibility, Computation Year means a consecutive 12-month period measured from the date a Member first completes an Hour of Service for an Affiliate; provided, however, if the Member fails to complete 1,000 Hours of Service during that initial 12-month period, the Computation Year shall be the Plan Year, with the first such Plan Year Computation Year beginning with the first day of the Plan Year commencing with or within the Member's initial Computation Year. For purposes of determining a Participant's Years of Service for vesting under Section 8.5, the Computation Year shall be the Plan Year.

                2.1.13 - "Credited Compensation" of a Participant for any Plan Year means wages within the meaning of Code Section 3401(a) and all other payments of compensation to the Member by an Affiliate (in the course of the Affiliate's trade or business) for which the Affiliate is required to furnish the Member a statement under Code Sections 6041(d), 6051(a)(3) and 6052 ("W-2 wages"). Notwithstanding the preceding sentence, however, Credited Compensation shall not include any of the following items (even if includible in gross income): reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, and welfare benefits. Credited Compensation shall not include severance payments, whether paid during or after the Member's employment.

                Credited Compensation must be determined without regard to any rules under Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed. Credited Compensation shall include all elective contributions made by an Affiliate on behalf of a Member that are not includible in the gross income of the Member under Code Sections 402(h) and 403(b), and shall be further adjusted as follows:

                      (a)     If a Member is a participant in a plan maintained by an Affiliate which is described in Code Section 401(k), including this Plan, Credited Compensation shall include any amount which would be included in Credited Compensation but for the Member's election to reduce his or her compensation and have the amount of the reduction contributed to the 401(k) plan on the Member's behalf.

                       (b)     If a Member is a participant in a plan maintained by an Affiliate which is described in Code Section 125 or 132(f), Credited Compensation shall include any amounts which would be included in Credited Compensation but for the Member's election to reduce his or her salary and apply the same toward a benefit or benefits under the plan, but expressly excluding any funds or credits made available by an Affiliate other than through salary reduction, regardless of whether the Member elects or could elect to receive the same in cash.

                       (c)     For purposes of allocating Qualified Non-Elective Contributions, (i) all Credited Compensation of a Member for a portion of the Plan Year prior to his or her Entry Date or when the Member is not in employment covered by the Plan shall be disregarded, and (ii) Credited Compensation of an HTI Participant shall be determined over a 12-month period (or a shorter period beginning on the HTI Participant's Entry Date for purposes of Qualified Non-Elective Contributions) that ends on the September 30 which falls within the Plan Year for which the contribution is made.

                      (d)     Credited Compensation shall not exceed $200,000 (as adjusted by the Secretary of the Treasury for cost-of-living increases for Plan Years after 2002 pursuant to Code Section 401(a)(17)(B)). If a Plan Year has fewer than 12 months, the applicable annual dollar limitation (as adjusted) in effect for such Plan Year shall be multiplied by a fraction, the numerator of which is the number of months in such partial Plan Year, and the denominator of which is 12.

                Only compensation for that portion of the Plan Year during which a Member is a Participant shall be taken into account for purposes of determining Credited Compensation, except for any Plan Year during which the Plan is Top Heavy. Solely for purposes of allocating any type of Qualified Non-Elective Contribution to HTI Participants under Section 4.3.1 of the Plan, Credited Compensation shall be calculated based on compensation paid from October 1 of the preceding Plan Year through September 30 of the Plan Year for which the contribution is made.

                2.1.14 - "Deferred Compensation" means any employer contribution made to this or any other plan at the election of a Participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant's Deferred Compensation is the sum of all employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement described in Code Section 401(k), any salary reduction simplified employee pension described in Code Section 408(k)(6), any SIMPLE IRA Plan described in Code Section 408(p), any eligible deferred compensation plan under Code Section 457, any plan described under Code Section 501(c)(18), and any employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement. Deferred Compensation includes deferrals under Section 4.1 of this Plan but shall not include any deferrals properly distributed as excess Annual Additions.

                2.1.15 - "Designated Beneficiary" means any individual other than the Participant's spouse, designated by a Participant, or if the Participant is deceased, by the surviving spouse of the Participant, as a Beneficiary.

                2.1.16 - "Disability" means a physical or mental impairment which renders the individual eligible to receive disability benefits under the federal Social Security Act as indicated in a letter to the individual from the Social Security Administration.

                2.1.17 - "Elective Deferrals" means pre-tax contributions made to the Plan during the Plan Year by the Employer at the election of the Participant in lieu of cash compensation and shall include contributions made pursuant to a pay reduction election.

                2.1.18 - "Employer" means Hearth & Home Technologies Inc. For purposes of determining a Participant's entitlement to receive a distribution, the Participant shall not be treated as having terminated employment with the Employer until he has terminated employment with all Affiliates.

                2.1.19 - "Employment Commencement Date" of a Member means the first day for which the Member is entitled to be credited with an Hour of Service pursuant to the terms of this Plan.

                2.1.20 - "Entry Date" means, with respect to Elective Deferrals, After-Tax Contributions and Qualified Matching Contributions, the first day of the earliest payroll period beginning in each month. Entry Dates to share in Qualified Non-Elective Contributions are the first day of the earliest payroll period beginning in each month.

                2.1.21 - "Excess Aggregate Contributions" means with respect to a Plan Year the excess of (a) the aggregate amount of the Matching Contributions and After-Tax Contributions (and any Qualified Non-Elective Contributions or Elective Deferrals taken into account in computing the average contribution percentage) actually made on behalf of Highly Compensated Employees for such Plan Year, over (b) the maximum amount of such contributions permitted under the limitations of Code Section 401(m)(2)(A) (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their average contribution percentages, beginning with the highest of such percentages). Such determination shall be made after first determining any Excess Deferral Amounts pursuant to Section 2.1.23.

                2.1.22 - "Excess Contributions" means, with respect to a Plan Year, the excess of (a) the aggregate amount of Elective Deferrals actually made on behalf of Highly Compensated Employees for such Plan Year, and any Qualified Non-Elective Contributions and Qualified Matching Contributions that are treated as Elective Deferrals under Subsection 4.5.2, on behalf of eligible Highly Compensated Employees for the Plan Year, over (b) the maximum amount of such contributions permitted under the limitations of Code Section 401(k)(3)(A)(ii) (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their average deferral percentages, beginning with the highest of such percentages). Such determination shall be made after first determining any Excess Deferral Amount.

                2.1.23 - "Excess Deferral Amount" means the amount of Elective Deferrals for a calendar year that a Participant contributes to this Plan pursuant to Section 4.1 of the Plan which, when added to amounts deferred under this Plan and other plans or arrangements described in Code Sections 401(k), 408(k) or 403(b), exceeds the limit imposed on the Participant by Code Section 402(g) for the calendar year in which the deferral occurred.

                2.1.24 - "415 Compensation" of a Member for a Limitation Year means the Member's Credited Compensation for the Limitation Year. Compensation which exceeds $200,000 shall be excluded from 415 Compensation; provided, however, that such dollar limitation shall be adjusted automatically to take into account any adjustments made by the Secretary of the Treasury pursuant to Code Section 415(d)(2) or Code Section 401(a)(17). Provided further, that for a partial Plan Year, $200,000 (as adjusted) shall be multiplied by a fraction, the numerator of which is the number of months in such partial Plan Year, and the denominator of which is 12.

                2.1.25 - "414(s) Compensation" of a Member for any Plan Year means such Member's Credited Compensation for the Plan Year, unless otherwise elected by the Administrator in a manner consistent with Code Section 414(s) and regulations thereunder.

                2.1.26 - "Fund Committee" means the Pension and Retirement Fund Committee established by the Board of Directors of HON INDUSTRIES Inc., which shall have the authority and duties described in Subsection 9.3.2 with respect to the Plan.

                2.1.27 - "Highly Compensated Employee" includes highly compensated active employees and highly compensated former employees. A highly compensated active employee includes any Member who performs service for the Employer during the determination year and who: (a) was a five-percent (5%) owner of the Employer, within the meaning of Code Section 416(i) at any time during the determination year or look-back year; or (b) for the look-back year, received compensation from the Employer in excess of $80,000 (as adjusted pursuant to Code Section 415(d), except that the base period is the calendar quarter ending September 30, 1996) and was a member of the top-paid group.

                The top-paid group consists of the top 20% of Members ranked on the basis of compensation received during the Plan Year. For purposes of determining the number of employees in the top-paid group, Members described in Code Section 414(q)(8) and Q&A 9(b) of Treasury Regulation Section 1.414(q)-1T are excluded. Further, all Affiliates are treated as one employer when applying these rules to determine the Highly Compensated Employees.

                For this purpose, the determination year shall be the Plan Year. The look-back year shall be the 12-month period immediately preceding the determination year.

                A highly compensated former employee includes any Member who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a highly compensated active employee. A highly compensated former employee is based on the rules applicable to determining highly compensated employee status as in effect for that determination year, in accordance with Treasury Regulation Section 1.414(q)-1T, A-4 and IRS Notice 97-45.

                The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Members in the top-paid group and the compensation that is considered, will be made in accordance with Code Section 414(q) and the regulations thereunder. For purposes of this definition, "compensation" for a determination year or look-back year shall mean the Member's 415 Compensation for such period.

                2.1.28 - "HON Stock" means the common stock of HON INDUSTRIES Inc.

                2.1.29 - "Hour of Service" by a Member means each hour:

                      (a)     He is paid or entitled to payment by an Affiliate for the performance of duties for an Affiliate;

                      (b)     He is paid or entitled to payment by an Affiliate for reasons such as vacation, holiday, illness, incapacity (including Disability), lay-off, jury duty, military duty or leave of absence for a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated); and

                      (c)     For which back pay (irrespective of mitigation of damages) has either been awarded to the Member or agreed to by an Affiliate and is not otherwise credited herein.

                For purposes of crediting Hours of Service under paragraph (b) and paragraph (c) (to the extent that the award for back pay relates to periods of time during which no duties are performed), the following limitations shall apply:

                      (i)     No more than 501 Hours of Service shall be credited for any single continuous period during which the Member performs no duties (whether or not such period occurs in a single computation period);

                      (ii)     No credit shall be given on account of payments made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation or disability insurance laws; and

                      (iii)    No credit shall be given for payments which solely reimburse a Member for medical or medically related expenses incurred by the Member.

                For purposes of paragraphs (a), (b), and (c), a payment shall be deemed to be made by or due from an Affiliate regardless of whether such payment is made by or due from an Affiliate directly or indirectly through, among others, a trust fund or insurer to which an Affiliate contributes or pays premiums, regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Members or are on behalf of a group of Members in the aggregate.

                If a Member is not otherwise credited with 1,000 or more Hours of Service in a Plan Year which falls within (partially or entirely) the period described in the following sentence, the Member shall be credited with such number of additional Hours of Service so that the number of Hours of Service in such Plan Year shall be equal to 1,000 provided he is reemployed by an Affiliate at the end of such period. The period referred to in the preceding sentence is the period of service with the Armed Forces of the United States which the Member entered from employment with an Affiliate on account of induction or enlistment, up to and including the earlier of his return to work with an Affiliate or the last day of the period prescribed by law within which said Member can exercise a statutory right to reinstatement (or in the absence of any applicable law, 90 days from his discharge from military service), provided that he does in fact return to work with an Affiliate within said period.

                If a Member's absence from work begins by reason of a maternity or paternity absence described below, the Member shall be deemed credited with the following Hours of Service only for purposes of determining whether the Member has incurred a One-Year Break in Service. The hours deemed to be Hours of Service are those which otherwise would normally have been credited to such Member under this Section, or if those hours may not be determined, eight Hours of Service per each normal work day absent. However, no more than 501 Hours of Service shall be credited for any single continuous period during the Member's maternity or paternity absence. The hours shall be deemed to be Hours of Service in the year in which absence from work begins if a Member would be prevented from incurring a One-Year Break in Service in such year solely because the period of absence is treated as Hours of Service, or in the immediately following year, if the Member would not incur a One-Year Break in Service in the year in which the absence begins. For purposes of this paragraph, a maternity or paternity absence means an absence:

                      (1)     by reason of the pregnancy of the Member;

                      (2)     by reason of the birth of a child of the Member;

                      (3)     by reason of the placement of a child with the Member in connection with the adoption of such child by such Member; or

                      (4)     for purposes of caring for such child for a period beginning immediately following such birth or placement.

                However, if the Member fails to furnish in a timely fashion to the Employer such information as the Employer may reasonably require to establish that the absence from work is for the maternity or paternity reasons described above, Hours of Service during such period of absence shall not be credited for purposes of determining whether the individual has incurred a One-Year Break in Service described above, and the number of days for which there was such an absence.

                Notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to Qualified Military Service will be provided in accordance with Section 414(u) of the Internal Revenue Code and credit for Hours of Service shall be given to the extent and for the purpose provided by the Family and Medical Leave Act of 1993.

                For computing Hours of Service, credit shall be given for service with predecessor entities of an Affiliate or with respect to periods Affiliates were not considered as Affiliates as follows: (1) credit shall be given to the extent required by the provisions of any agreement executed by an Affiliate relating to any acquisition or merger, or in accordance with uniform rules adopted by the Employer; (2) for determining a Participant's eligibility and vesting, credit shall be given for service (prior to being employed by Allied Fireside, Inc.) with Madison Lighting, Ltd., Madison Fire Place, Inc., Minocqua Interiors, Inc., Fireside Corner, Inc. and Moe Allied, Inc. and (3) credit shall be given for service with The Minocqua Fireplace Company, Fireplace & Spa, Inc., American Fireplace Company and Hearth & Home, Inc. Credit for Hours of Service shall also be given with respect to service with all entities which are members of a controlled or commonly controlled group of corporations, trades or businesses, or affiliated service groups (as those terms are referred to Code Sections 414(b), 414(c) and 414(m)) in periods during which Affiliate is a member of such group.

                In computing Hours of Service, to the extent not otherwise provided in the Plan, the rules contained in paragraphs (b) and (c) of Regulation Section 2530.200b-2 issued by the Department of Labor shall be applied, and such rules are incorporated herein by reference.

                Hours of Service shall be determined by Employer from records determined by it to accurately reflect this information. If Hours of Service are credited to a Member for a period when actual records are not kept or maintained, and for those Members for periods where records of Hours of Service are not maintained, Hours of Service shall be determined on the basis of months worked. A Member shall be credited with one hundred ninety (190) Hours of Service, if under the Plan, such Member would be credited with at least one (1) Hour of Service during such period.

           2.1.30 - "Leased Employee" means a person who performs services for another (the "recipient"), is not a common-law employee of the recipient, and (i) provides such services pursuant to an agreement between the recipient and any other person (the "leasing organization"); (ii) has performed such services for the recipient (or for the recipient and related persons as determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year; and (iii) performs such services under primary direction or control of the recipient.

          2.1.31 - "Limitation Year" means the 12-month period commencing January 1 and ending December 31. If a Limitation Year is amended to a different 12 consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made, and the $30,000 limitation otherwise applicable for the Limitation Year under Code Section 415(c)(1)(A) (as it may be adjusted from time to time) shall be reduced for the short Limitation Year which begins on the first day of the last Limitation Year prior to amendment and ends on the day before the first day of the new Limitation Year as amended. The dollar limit shall be reduced by multiplying the dollar limit otherwise applicable by a fraction, the numerator of which is the number of months in the short Limitation Year and the denominator of which is 12.

          2.1.32 - "Matching Contribution" means any Employer contribution or forfeiture for a Plan Year allocated to a Participant's Account by reason of the Participant's Elective Deferrals for the Plan Year.

          2.1.33 - "Maximum Permissible Amount" means, for a Limitation Year, with respect to any Participant, the lesser of (1) $30,000 (as adjusted under Code Section 415(d)), or (2) twenty-five percent (25%) of the Participant's 415 Compensation for the Limitation Year. The "25% of 415 Compensation" limitation of this subsection shall not apply to any contribution for medical benefits (within the meaning of Code Section 419A(f)(2)) after separation from service which is otherwise treated as an Annual Addition, or any amount otherwise treated as an Annual Addition under Code Section 415(l)(1).

          2.1.34 - "Member" means (a) a person employed as a common-law employee on the payroll of an Employer or an Affiliate, and (b) a Leased Employee, but does not include (c) a dual employee or co-employee or (d) a person during the period that such person was treated by an Employer or an Affiliate as an independent contractor for federal income tax purposes, regardless of whether such person is subsequently reclassified as a common-law employee for such period. For purposes of (c) in the foregoing sentence, a person is considered a dual employee or co-employee if the person performs services for an Employer or an Affiliate but is paid to perform such services by a third party and would not otherwise be considered a Leased Employee. An Employer's or an Affiliate's non-payment of FICA taxes with respect to any person shall be considered to be a determination by the Employer or Affiliate that such person is not a common-law employee regardless of any subsequent reclassification determined by any agency, court or other authority, unless the Employer or Affiliate voluntarily determines that such classification was in error.

          An individual shall be considered to be a Member if such individual is a Leased Employee, but only if (a) leased employees constitute more than twenty percent (20%) of Non-Highly Compensated Employees or (b) the individual is not covered by a qualified money purchase pension plan maintained by the leasing organization providing a nonintegrated employer contribution rate of at least ten percent (10%) and providing for full and immediate vesting. "Member" shall include any individual deemed to be an employee of an Affiliate under regulations issued under Code Section 414(o).

          A Member of Hearth & Home Technologies Inc. is referred to in this Plan as an "HTI Member" if the Member's primary place of employment is one of the Employer's facilities in Lakeville, Minnesota; Mt. Pleasant, Iowa; Lake City, Minnesota; or Colville, Washington; or the manufacturing facility in Annapolis Junction, Maryland. Any other Member who is employed by the Employer or a Participating Affiliate is referred to as an "HSI Member."

          For purposes of allocating Employer contributions where employment on the last day of the Plan Year is required, an individual shall not be considered to be employed as a Member after services are no longer being provided by the individual, even though the individual may continue to receive unused vacation or sick pay.

          2.1.35 - "Non-Highly Compensated Employee" means a Member who is not a Highly Compensated Employee.

          2.1.36 - "Normal Retirement Date" means the date on which a Participant attains age 65.

          2.1.37 - "One-Year Break in Service" means an applicable Computation Year during which a Member is credited with 500 or fewer Hours of Service with the Employer or an Affiliate.

          2.1.38 - "One-Year Period of Severance" means:

                (a)     With respect to any Member or Participant, any twelve consecutive-month period beginning on his Severance from Service Date and ending on the first anniversary of that date, provided that the Member or Participant does not perform any duties for the Employer or any Affiliate during that period for which he is paid or entitled to payment. A Member or Participant shall not incur a one-year Period of Severance during any period that is included in his Period of Service, as provided in paragraph (c) of subsection 2.1.50.

                (b)     For the purposes of determining any Participant's nonforfeitable right under the Plan to any portion of his Accounts, if any, earned prior to the date he incurs at least five consecutive One-Year Periods of Severance, the number of whole years in his Period of Service completed after incurring such a Period of Severance shall be disregarded.

                (c)     For all purposes of the Plan, if a Member or Participant does not have a nonforfeitable right to any portion of his benefit and the number of his consecutive One-Year Periods of Severance equals or exceeds five, then the number of whole years, if any, during his Period of Service completed prior to such Period of Severance shall be disregarded and, upon reemployment, he shall be considered as a new Member.

           2.1.39 - "Participant" means a Member who enters the Plan as provided herein. A Member who becomes a Participant shall be considered to be a Participant until the earlier of his death, payment of all benefits from the Plan to him, or forfeiture of all of his benefits under the Plan.

          A Participant who is an HTI Member (or was an HTI Member as of the Member's Termination of Employment) is referred to in this Plan as an "HTI Participant" and any other Participant is referred to as an "HSI Participant."

          2.1.40 - "Participating Affiliate" means an Affiliate which has adopted the Plan and such adoption is approved by the Employer, provided such Affiliate has not terminated participation or withdrawn from the Plan pursuant to Article 13. As of January 1, 2002, there are no Participating Affiliates.

          2.1.41 - "Period of Service" means:

                (a)     The aggregate of each segment of time, stated as days, which begins on a Member's Employment Commencement Date and ends on the next following Severance from Service Date. If such Member is rehired after a Period of Severance that is not included in his Period of Service under this definition, the Period of Service shall be computed by moving the Employment Commencement Date forward by the number of days in the Period of Severance and counting the number of days from such adjusted Employment Commencement Date as if the Period of Severance did not occur.

                (b)     With respect to any Member or Participant, Period of Service shall also include the following:

                      (i)     In the event a Member has a Severance from Service by reason of a quit, discharge or retirement and the Member subsequently performs an Hour of Service for which the Member is paid or entitled to payment, and that Hour of Service is performed within twelve months of the Severance from Service Date, Period of Service shall include the Period of Severance.

                      (ii)    Notwithstanding the provisions of paragraph (i), in the event a Member has a Severance from Service by reason of a quit, discharge or retirement during an absence from service from the Employer or an Affiliate of twelve months or less (if the absence from service is for a reason other than a quit, discharge or retirement) and subsequently performs an Hour of Service for which the Member is paid or entitled to payment, and that Hour of Service is performed within twelve months of the date the Member was first absent from service from the Employers or an Affiliate (other than the Severance from Service Date), "Period of Service" shall include the period from the date of the quit, discharge or retirement to the first anniversary of the date on which the Member was first absent from service for a reason other than a quit, discharge or retirement.

                      (iii)    Any period during which the Member is on a leave of absence, inclusive of any unpaid leave of absence under the Family and Medical Leave Act of 1993 and the Uniformed Services Employment and Reemployment Rights Act, except that credit shall not be given under this paragraph if it would otherwise be given under any other provision of this Subsection.

                       (iv)    For purposes of determining the number of days in a Period of Service, if a Member or Participant Terminates Employment with the Employer or Affiliates by reason of maternity or paternity leave, the Member or Participant shall be considered to have terminated employment on the first anniversary of the first date of such absence. For purposes of this Plan "maternity or paternity leave" means Termination of Employment or absence from work by reason of the pregnancy of the Member or Participant, the birth of a child of the Member or Participant, the placement of a child with the Member or Participant in connection with the adoption of such child by such Member or Participant, or the caring for such child by such Member or Participant for a period beginning immediately following such birth or placement.

          2.1.42 - "Period of Severance" means, with respect to a Member or Participant, the period of time commencing on the Member's Severance from Service Date and ending on the Member's Reemployment Commencement Date.

          2.1.43 - "Plan" means the Hearth & Home Technologies Inc. Retirement Plan, the terms and provisions of which are set forth herein, as the same may be amended or restated from time to time. The Plan was formerly known as the Allied Fireside, Inc. Retirement Savings Plan and, in its present form, represents the merger of the Allied Fireside, Inc. Retirement Savings Plan, the American Fireplace Company Tax-Sheltered Thrift Plan and Trust, and the Hearth Services Inc. 401(k) Retirement Plan.

          2.1.44 - "Plan Year" means the 12-month period commencing January 1 and ending December 31.

          2.1.45 - "Qualified Domestic Relations Order" means a domestic relations order entered on or after January 1, 1985, which creates or recognizes the existence of an Alternate Payee's right, or assigns to an Alternate Payee the right, to receive all or a portion of the benefits payable with respect to the Participant under the Plan, provided the order clearly specifies certain facts and does not alter the amount or form of benefits. To the extent permitted in a Qualified Domestic Relations Order, an Alternate Payee may elect any of the optional forms of benefit that would be available under the Plan to a terminated Participant.

          A domestic relations order means any judgment, decree, or order, including approval of a property settlement agreement, which relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of the Participant. The order must be made pursuant to a State domestic relations law.

          The order is deemed to clearly specify certain facts only if it specifies:

                (a)     the name and last known mailing address, if any, of the Participant and the name and mailing address, if any, of each Alternate Payee covered by the order;

                (b)     the amount or percentage of the Participant's benefits to be paid by the Plan to each such Alternate Payee, or the manner in which such amount or percentage is to be determined;

                (c)     the number of payments or period to which such order applies; and

                (d)     each plan to which such order applies.

           If the Administrator has reason to know of the Participant's or Alternate Payee's current mailing address independently, an order shall not fail to clearly specify certain facts merely because it does not specify such address.

          An order is deemed not to alter the amount or form of benefits only if it:

                (i)     does not require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan when the order was issued;

                (ii)    does not require the Plan to provide increased benefits, determined on the basis of actuarial value; and

                (iii)   does not require the payment of benefits to an Alternate Payee which have been required to be paid to another Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order.

           In the case of any payment before a Participant has separated from service, a domestic relations order shall not be treated as failing to meet the requirements of not altering the amount or form of benefits solely because such order requires that payment of benefits be made to an Alternate Payee:

                (A)     following a reasonable period of time after the Administrator determines that the order is qualified;

                (B)     as if the Participant had retired on the date on which such payment is to begin under such order (but taking into account only the present value of the benefits actually accrued); and

                (C)     in any form in which such benefits may be paid under the Plan to the Participant (other than in the form of a joint and survivor annuity for the Alternate Payee and his or her subsequent spouse).

          To the extent provided in any Qualified Domestic Relations Order, the former spouse of a Participant shall be treated as a surviving spouse of such Participant for purposes of Section 8.3.

          The Administrator shall establish in its discretion reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such orders. When an Administrator is in actual receipt of a domestic relations order entered by a court of competent jurisdiction, he shall promptly notify the Participant, and any other Alternate Payee of the receipt of such order and the Plan's procedures for determining the qualified status of such orders. Within a reasonable period after receipt of such order, the Administrator shall determine whether such order is a Qualified Domestic Relations Order and notify the Participant and each Alternate Payee of its determination.

          During any period in which the issue of whether a domestic relations order is a Qualified Domestic Relations Order is being determined by the Administrator, a court of competent jurisdiction, or otherwise, but not prior to the time the Administrator is in actual receipt of a domestic relations order, the Administrator shall separately account for the amounts (the "segregated amounts") which would have been payable to the Alternate Payee during such period if the order had been determined to be a Qualified Domestic Relations Order. Prior to receiving a domestic relations order, the Administrator shall have no duty to suspend a Participant's right to borrow or withdraw any amounts allocated to his or her Account.

          If within 18 months after the date payments are due to commence under the order, the order, or a modification thereof, is determined to be a Qualified Domestic Relations Order, the Administrator shall pay the segregated amounts, including any interest thereon, to the person or persons entitled to them. If, within the same 18-month period, it is determined that the order is not a Qualified Domestic Relations Order, or the issue as to whether such order is a Qualified Domestic Relations Order is not resolved, the Administrator shall then pay the segregated amounts, including any interest thereon, to the person or persons who would have been entitled to such amounts if there had been no order. However, if the Administrator is notified that the parties are attempting to cure the defects in the order, the Administrator shall continue to defer payments and maintain a separate account for the amounts until the end of the 18-month period. Any determination that an order is a Qualified Domestic Relations Order which is made after the close of the 18-month period shall be applied prospectively only.

          2.1.46 - "Qualified Matching Contribution" means any Matching Contribution allocated to Participants' Accounts for the Plan Year which, at the time of the contribution, satisfies the distribution and nonforfeitability requirements of Code Sections 401(k)(2)(B) and (C).

          2.1.47 - "Qualified Military Service" means any service in uniformed services (as defined in chapter 43 of title 38 of the United States Code) by any individual if such individual is entitled to reemployment rights under such chapter with respect to such service.

          2.1.48 - "Qualified Non-Elective Contribution" means any Employer contribution (other than a Matching Contribution) allocated to the Account of a Participant for the Plan Year which the Participant may not elect to receive in cash until distributed from the Plan and which, at the time of the contribution, satisfies the distribution and nonforfeitability requirements of Code Sections 401(k)(2)(B) and (C). Contributions made in accordance with Section 4.3 of the Plan shall be Qualified Non-Elective Contributions.

          2.1.49 - "Reemployment Commencement Date" means the first date following the Member's Period of Severance (which period is not included as a Period of Service) on which the Member performs duties for the Employer or an Affiliate for which the Member is paid or is entitled to payment.

          2.1.50 - "Severance from Service Date" means, with respect to a Member or a Participant, the earlier of:

                (a)     The date the Member or Participant Terminates Employment with the Employer and all Affiliates by reason of voluntary termination, discharge, death or retirement;

                (b)     The first anniversary of the beginning of a period during which the Member or Participant remains absent from service with the Employer and all Affiliates, with or without pay, for any reason other than voluntary termination, discharge, death or retirement, such as vacation, holiday, sickness, disability, leave of absence or layoff; provided, however, that in the event a Member is on a leave of absence and the leave of absence terminates after that first anniversary, the applicable date shall be the date the leave of absence terminates; or

                (c)     The second anniversary of the beginning of a period during which a Member remains absent from service with the Employer and all Affiliates by reason of maternity or paternity leave, as defined in subparagraph 2.1.41(b)(iv) but solely for purposes of determining whether a one-year Period of Severance has occurred. The application of the rules provided in this paragraph relating to absences for maternity and paternity reasons shall be limited as follows: (i) the rules shall apply only for purposes of determining whether a Member has a one-year Period of Severance for eligibility to participate; and (ii) the rules shall not affect the determination as to whether the Member has a one-year Period of Severance for purposes of the Member's Account being credited with contributions; and (iii) if a Member has a leave of absence which terminates after the second anniversary described in this Paragraph, the Member's Severance from Service Date shall be the date the leave of absence terminates instead of the second anniversary date.

                (d)     Notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to Qualified Military Service will be provided in accordance with Code Section 414(u).

          2.1.51 - "Termination of Employment" or "Terminates Employment" means a termination of employment with an Employer and all Affiliates, including:

                (a)     a resignation or discharge (regardless of whether the Member is on an authorized leave of absence at the time of such resignation or discharge); or

                (b)     a failure to return to active service with the Employer or an Affiliate at the conclusion of an authorized leave of absence without notice, which shall be deemed to be a Termination of Employment as of the date on which such leave of absence or layoff commenced.

          2.1.52 - "Trust" or "Trust Agreement" means the trust agreement or trust agreements with the Trustee which the Employer establishes in connection with the Plan, including any group trust or pooled investment trust to the extent the assets of the group or pooled investment trust are attributable to the Plan.

          2.1.53 - "Trustee" means American Express Trust Company, or such other individuals or institution having trust powers which shall accept the appointment to execute the duties of the Trustee as set forth in the Plan and the Trust Agreement.

          2.1.54 - "Year of Service" means an applicable Computation Year during which a Member completes at least 1,000 Hours of Service.

Section 2.2 - Gender and Number. Pronoun references herein shall be deemed to be of any gender relevant to the context, and words used in the singular shall include the plural.
ARTICLE 3. ELIGIBILITY TO BE A PARTICIPANT

          Section 3.1 - Eligibility to Participate. An individual shall be a Participant in the Plan as of January 1, 2002, if the individual (a) is an HSI Member or an HTI Member on January 1, 2002, and (b) on December 31, 2001, was a participant in (i) the Allied Fireside, Inc. Retirement Savings Plan, the American Fireplace Company Tax-Sheltered Thrift Plan and Trust, or the Hearth Services Inc. 401(k) Retirement Plan (collectively, the "Merged Plans") or (ii) the HON INDUSTRIES Inc. Profit Sharing Retirement Plan.

          Effective January 1, 2002, each HSI Member or HTI Member who was not a Participant in one of the Merged Plans or the HON INDUSTRIES Inc. Profit Sharing Retirement Plan on December 31, 2001, shall be eligible to commence participation in a particular type of contribution under the Plan on the first Entry Date applicable to that contribution type on which the following requirements are satisfied:

                (a)     The Member has attained age eighteen (18);

                (b)     The Member is not covered by a collective bargaining agreement to which the Employer or a Participating Affiliate is a party, unless the collective bargaining agreement expressly provides for the application of the provisions of the Plan to a group to which the Member belongs;

                (c)     The Member is not a nonresident alien who receives no earned income (within the meaning of Code Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3));

                (d)     The Member is not a Leased Employee;

                (e)     The Member is not a temporary employee. For purposes of this Section 3.1, the term "temporary employee" shall mean a Member who is employed on a basis such that the Member's term of employment is intended to be of limited duration, as determined in accordance with the standard personnel procedures of the Employer or Participating Affiliate;

                (f)     The Member has satisfied the applicable service requirement with respect to a type of contribution, as follows:

                     (i)     For HTI Members who are scheduled to complete more than 1,000 Hours of Service during a one-year period, the service requirement is a 90-day Period of Service for making Elective Deferrals pursuant to Section 4.1 and After-Tax Contributions pursuant to Section 4.8, and one Year of Service for receiving Qualified Non-Elective Contributions pursuant to Section 4.3.

                     (ii)     For HSI Members who are scheduled to complete more than 1,000 Hours of Service during a one-year period, the service requirement is a 90-day Period of Service for making Elective Deferrals pursuant to Section 4.1, receiving Qualified Matching Contributions pursuant to Section 4.2, and making After-Tax Contributions pursuant to Section 4.8. The service requirement for such Members is one Year of Service for receiving Qualified Non-Elective Contributions pursuant to Section 4.3.

                     (iii)     For all Members who are not scheduled to complete more than 1,000 Hours of Service during a one-year period, the service requirement is one Year of Service for purposes of all contributions for which the Member is otherwise eligible under Sections 4.1, 4.2, 4.3 and 4.8.

          Section 3.2 - Subsequent Eligibility. Each Participant shall participate in the Plan for each Plan Year subsequent to the Plan Year he entered the Plan pursuant to Section 3.1, so long as he continues to satisfy the requirements of subsections (b), (c), (d) and (e) of Section 3.1.

          Section 3.3 - Reemployment of Participant and Immediate Participation. If a Member satisfied the applicable eligibility requirements of Section 3.1, terminated employment with the Employer or Participating Affiliate, and the Member is reemployed as a member of the eligible class of Members after the Entry Date that was or would have been applicable to the Member, such Member shall become a Participant on the date he is reemployed. A Member who is in a class of Members that is not eligible for the Plan, but would have been entitled to participate in the Plan had he been a member of the eligible class of Members, shall participate in the Plan immediately upon becoming a member of such eligible class or, in the case of Elective Deferrals and Qualified Matching Contributions, as soon thereafter as is administratively feasible.

ARTICLE 4. CONTRIBUTIONS

          Section 4.1 - Elective Deferrals.

          4.1.1 - Elective Deferrals. Subject to the limitations of Sections 4.1.2, 4.5 and 5.1 hereof, the Employer shall contribute to the Plan for each Plan Year an amount equal to the amount deducted and withheld from each Participant's Credited Compensation during such Plan Year as a pre-tax pay reduction contribution pursuant to the Participant's election or deemed election.

          4.1.2 - Pay Reduction Election. Each Member who has satisfied the eligibility requirements set forth in Article 3 (or is reasonably expected to and does satisfy the requirements on or prior to the next payroll date) may elect to reduce his Credited Compensation for the Plan Year paid on or after the effective date of the election and have the reduction contributed by the Employer to the Participant's Pre-Tax Contribution Account. Elections shall be made before the payroll date the Participant first chooses to participate in contributions pursuant to this Section, and shall become effective as soon as administratively feasible on or after such date.

          In the event that the Fund Committee decides to implement the automatic enrollment provisions of the Plan, the provisions of this paragraph and the following paragraph shall apply to new Participants hired or rehired after the effective date of the Fund Committee's decision. Commencing on the first payroll date a Participant is eligible to make an Elective Deferral (or the first payroll date a reemployed Participant is eligible under Section 3.3), the Participant shall be deemed to have enrolled in the Plan and elected to reduce his or her Credited Compensation and make Elective Deferrals in a percentage determined by the Fund Committee, unless the Participant affirmatively elects otherwise. The Participant must make an affirmative election to change the level of, or stop, Elective Deferrals. A Participant shall be automatically enrolled to make Elective Deferrals under this paragraph only if the Participant has been given an effective opportunity to elect to receive that amount in cash and has received notice of the right to suspend or change the amount of Elective Deferrals.

          The Employer shall notify the Participant, upon becoming eligible, of the terms of the automatic enrollment, and the Participant's rights to change or stop Elective Deferrals, including the procedures and timing for exercising such rights. At least annually, a Participant who is making Elective Deferrals without having affirmatively elected to do so shall receive a notice stating the level of the Elective Deferrals and information about changing or stopping contributions similar to that provided at the time of initial eligibility.

          Pay reduction elections shall be further subject to the following rules and limitations:

                (1)     Amounts - All amounts are to be expressed as whole percentages of Credited Compensation, or in such other manner of uniform application specified by the Employer, but in no event may such amount exceed a percentage determined from time to time for this Plan by the Administrative Committee. Pursuant to the discretion given to it under Subsection 4.5.1 of the Plan, the Administrative Committee may set a separate percentage limitation for Highly Compensated Employees that is lower than the limitation set for other Participants. The limitation or limitations established by the Administrative Committee pursuant to this paragraph shall be deemed to be incorporated into this Plan as if set forth herein.

                (2)     Changes - A Participant may change the amount to be contributed as of the next practicable payroll period provided reasonable time is given to process the change by giving the Administrator or its agent prior notice. Such notice shall be in a form prescribed by the Administrator specifying the amount to be contributed to his Pre-Tax Contribution Account.

                (3)     Termination of Pay Reduction Elections - A termination or suspension of pay reduction contributions may occur at any time effective with the next practicable payroll date after such election is made. A Participant shall initiate an election to terminate (or suspend) his pay reduction election by giving to the Administrator or its agent in a form prescribed by the Administrator notice of his or her intent. Effective as soon as administratively feasible, no further pay reduction contributions will be made to the Participant's Pre-Tax Contribution Account until the Participant makes a new pay reduction election, but such termination shall not affect any amounts which have already been allocated to the Participant's Pre-Tax Contribution Account pursuant to Subsection 4.1.4. Any Participant who has so terminated his pay reduction election may enter into a new election effective with the next practicable payroll date.

                (4)     Limitation on Amounts of Reduction - Any pay reduction election shall at all times be subject to the limitations set forth in this Section, in Section 4.5 and in Article 5 hereof. No Participant may elect to defer an amount under this Section that was otherwise payable in cash during the Participant's taxable year which, when combined with all other Deferred Compensation provided by the Employer for the taxable year, would exceed the amount as may be determined for the taxable year under Code Section 402(g). This amount is $11,000 for 2002, and will increase by $1,000 each year thereafter until it reaches $15,000 in 2006. The Employer may disregard any election to make Elective Deferrals to the extent it would result in the contribution of an Excess Deferral Amount. If an Excess Deferral Amount is contributed to the Plan on behalf of any Participant during a taxable year, the Excess Deferral Amount (plus any income and minus any loss allocable thereto) may be distributed to the Participant prior to the first April 15 following such taxable year. Any such distribution shall be designated as an Excess Deferral by the Employer or Trustee, as the case may be, and shall be reduced by the amount of any Excess Contributions previously distributed to the Participant from the Plan for the Plan Year beginning with or within such calendar year.

                In allocating income or losses to Excess Deferral Amounts, the Employer may use any reasonable method otherwise used by the Plan for allocating gains, earnings and losses to Participants' Accounts generally, provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year. Income or losses shall not be allocated for the period between the end of the Participant's taxable year and the date of distribution.

                (5)     Hardship Withdrawal Penalties - In the event a Participant receives a hardship withdrawal from his Pre-Tax Contribution Account, and relies upon the "deemed necessity standard" in Subsection 8.10.1 by which the distribution is deemed necessary to satisfy a financial need, (a) the Participant's Elective Deferrals under Section 4.1 and after-tax contributions pursuant to Section 4.8 shall be suspended for at least 12 months after receipt of the hardship withdrawal, and (b) the limitation described in Subsection 4.1.2(4) shall be reduced for the Participant's taxable year following the taxable year of the hardship withdrawal in the amount of such Participant's Elective Deferrals for the taxable year of the hardship withdrawal. After the 12-month suspension, a Participant's Elective Deferrals and after-tax contributions shall not resume until the Participant has entered into a new election effective with the next practicable payroll date.

          In the event that a Participant is also a participant in another plan or arrangement (of the Employer or another plan sponsor) such that the combined Deferred Compensation under this Plan and such other plans or arrangements results in an Excess Deferral Amount for a taxable year of the Participant, the Participant may, not later than March 1 following the close of his taxable year, notify the Administrator in writing of the portion of the Excess Deferral Amount that is to be allocated to this Plan for the preceding calendar year. The Participant's Elective Deferrals under this Plan shall be reduced by the amount of the excess allocated to this Plan (plus any income and minus any loss allocable thereto) and the amount shall be distributed in the same manner as provided in Subsection 4.1.2(4). A Participant is deemed to have notified the Administrator of an Excess Deferral Amount that is allocated to this Plan to the extent the Participant has an Excess Deferral Amount for the taxable year calculated by taking into account only Deferred Compensation under the Plan and other plans of the Employer or another Affiliate, and in that event written notice shall not be required under this paragraph.

          For purposes of this Article 4, if two or more plans which include arrangements under Code Section 401(k) are considered one plan for purposes of Code Sections 401(a)(4) or 410(b) (other than 410(b)(2)(A)(ii)), the Code Section 401(k) arrangements included in such plans shall be treated as one arrangement for purposes of Code Section 401(k) and 401(m); provided, however, that contributions and allocations under an Employee Stock Ownership Plan, as described in Code Section 4975(e)(7), shall not be combined with the Plan.

          All Elective Deferrals shall be deemed to be Employer and not employee contributions.

          4.1.3 - Payment. The amount designated by the Participant for contribution to his Pre-Tax Contribution Account shall be reflected in one or more payroll deductions during the Plan Year or such other means as the Employer shall prescribe under rules of uniform application. The Participant's contributions so collected shall be remitted to the Trustee as soon as reasonably practical, but in no event later than the time prescribed by applicable law.

          4.1.4 - Allocation to Account. The amount contributed for a Participant shall be allocated to the Participant's Pre-Tax Contribution Account maintained under the Plan as of the date during the Plan Year on which the amount is deducted and withheld from the Participant's Credited Compensation but for purposes of allocating income or losses under Article 6 shall be credited as of the date received by the Trustee.

          Section 4.2 - HSI Matching Contributions.

          4.2.1 - Amount. The Employer will make Qualified Matching Contributions to the Trustee on behalf of all HSI Participants making pay reduction contributions pursuant to Section 4.1. The amount of Qualified Matching Contributions made on behalf of an HSI Participant for a Plan Year shall be 50 percent of the Elective Deferrals made by the HSI Participant during the Plan Year. However, the Employer shall not match Elective Deferrals in excess of 5 percent of an HSI Participant's Credited Compensation.

          4.3.1 - Method of Determining Qualified Non-Elective Contributions.

               (a)     HTI Company Ownership Contribution.

                For each Plan Year, the Employer will contribute, on behalf of HTI Participants who are eligible to receive an allocation under Subsection 4.3.3, a contribution of HON Stock equal to 2% of each such HTI Participant's Credited Compensation.

                (b)     HTI Retirement Contribution.

                For each Plan Year, the Employer will contribute, on behalf of HTI Participants who are eligible to receive an allocation under Subsection 4.3.3, a cash contribution equal to 2.5% of each such HTI Participant's Credited Compensation.

                (c)     HSI Company Ownership Contribution.

                For each Plan Year, the Employer will contribute, on behalf of HSI Participants who are eligible to receive an allocation under Subsection 4.3.3, a contribution of HON Stock equal to 1% of each such HSI Participant's Credited Compensation.

                (d)     Discretionary Profit Sharing Contribution.

          The Employer may make additional contributions pursuant to this Section to the Trustee in such amount as the Employer may determine for the Plan Year. The Employer may determine different contribution rates (as a percentage of Credited Compensation) for HTI Participants and HSI Participants, provided that the contributions do not cause the Plan to violate the nondiscrimination requirements of Code Section 401(a)(4).

          If the Employer elects to make contributions pursuant to this Subsection 4.3.1, the amount of the contribution together with other Annual Additions for the Limitation Year shall not exceed the maximum contribution permitted under Article 5.

          4.3.2 - Payment. Employer contributions made pursuant to this Section generally may be made at any time during the Plan Year or within the time following the close of the Plan Year which is prescribed by law for the filing of the Employer's Federal income tax return for such Plan Year (including extensions thereof) and in no event later than the end of the 12-month period immediately following the Plan Year.

          With respect to the 2% and 1% HON Stock contributions described in Subsection 4.3.1(a) and (b), the number of shares allocated to a Participant will be determined by using the closing fair market value of HON Stock determined as of the last business day of the Plan Year. Alternatively, the Employer may contribute some or all of this amount in the form of cash with a direction to the Trustee to purchase HON Stock on the New York Stock Exchange.

          4.3.3 - Allocation. Any contribution to be made by the Employer on behalf of HTI Participants or HSI Participants pursuant to this Section 4.3 for a Plan Year shall be allocated among the members of the applicable group of Participants who are employed on the last day of the Plan Year, in the proportion that the Credited Compensation paid by the Employer for such Plan Year for each such Participant bears to the Credited Compensation paid by the Employer for such Plan Year for all such Participants in that group. Participants shall also be included in the allocation of contributions for their Participant group if they terminated employment during the Plan Year after reaching age 55 or due to death or Disability. Contributions made pursuant to this section are not eligible for Matching Contributions. Contributions made on behalf of each Participant pursuant to Subsection 4.3.1(a) and (c) shall be allocated to the Participant's Company Ownership Account; contributions pursuant to Subsection 4.3.1(b) shall be allocated to the Participant's Retirement Contribution Account; and discretionary contributions pursuant to Subsection 4.3.1(d) shall be allocated to the Participant's Profit Sharing Contribution Account.

          If application of the allocation eligibility rules for Employer non-elective contributions under this Section 4.3 would cause the Plan to fail to satisfy Code Section 410(b) with respect to those contributions then, notwithstanding anything herein to the contrary, additional contributions, which shall be treated as discretionary contributions under Subsection 4.3.1(d), shall be allocated on behalf of one or more additional Participants as provided in this paragraph or by resolution of the Employer. Unless provided otherwise by resolution, the additional allocation shall be made to one or more Participants who have completed more than 500 Hours of Service during the Plan Year, regardless of whether they are employed on the last day of the Plan Year, beginning with the Participants in the HTI Participant group or the HSI Participant group (as determined by the Employer) with the lowest Credited Compensation. Allocations shall continue to such Participants in ascending order of Credited Compensation until such Code provisions are satisfied or, if earlier, all Participants in this group have received an allocation. If the foregoing allocation rule would still cause the Plan to fail to satisfy Code Section 410(b) with respect to those contributions, the group of Participants eligible to receive an allocation shall be expanded in a similar manner to include one or more Participants who are employed on the last day of the Plan Year, but who have not completed more than 500 Hours of Service during the Plan Year, beginning with the Participants with the lowest Credited Compensation.

          Section 4.4 - Dividends. Any dividends received with respect to HON Stock allocated to a Participant's Account shall be allocated and credited to such Account. The portion of such dividends to be so allocated and credited to each such Account shall be determined on the basis of the number of share units of HON Stock held in such Participant's Account as compared to the total number of share units held in all Participants' Accounts. Any cash dividends allocated and credited to such Participant's Accounts shall be transferred to the Trustee for investment in a separate fund pursuant to Article 7.

          Section 4.5 - Employer Directed Reduction of Contributions.

          4.5.1 - General. The Plan must meet the nondiscrimination tests set forth in Code Sections 401(k)(3) and 401(m)(2). In the event the Administrative Committee determines there is a reasonable probability that either of these nondiscrimination tests will not be satisfied for a Plan Year, the Administrative Committee shall have the right to reduce (to zero if necessary) further contributions on behalf of persons who are reasonably expected to be Highly Compensated Employees for the Plan Year being tested for discrimination. Notwithstanding anything in this Section 4.5 to the contrary, the Employer may, in its discretion, meet the nondiscrimination tests of Code Sections 401(k)(3) and 401(m)(2) and the coverage test of Code Section 410(b) by treating a plan benefiting otherwise excludable employees as two separate plans as permitted under Treasury Regulation Sections 1.410(b)-6(b)(3) and 1.410(b)-7(c)(3) or other regulations issued by the Secretary of the Treasury.

          Contributions will be reduced only to the extent necessary, in the judgment of the Administrative Committee, to comply with the nondiscrimination tests. The Administrative Committee shall first disallow or restrict future contributions on behalf of Highly Compensated Employees. If that is not sufficient, then Excess Contributions or Excess Aggregate Contributions, as the case may be, shall be distributed (to the extent attributable to Elective Deferrals, After-Tax Contributions or Qualified Matching Contributions, if any) to Highly Compensated Employees on the basis of the excess amounts attributable to them as set forth below. Determination of the amount of Excess Aggregate Contributions shall be made after first determining the aggregate amount of any Excess Contributions. Excess Aggregate Contributions (to the extent attributable to nonvested Matching Contributions) shall be forfeited on the same basis. Excess Contributions or Excess Aggregate Contributions shall be reduced by deducting such amounts from the accounts of the Highly Compensated Employees with the largest amounts of contributions taken into account in calculating the Code Sections 401(k)(3) or 401(m)(2) test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such contributions and continuing in descending order until all the Excess Contributions or Excess Aggregate Contributions have been reduced. For purposes of the preceding sentence, this "largest amount" is determined after distribution of any Excess Contributions or Excess Aggregate Contributions.

          The amount designated by a Highly Compensated Employee to be paid to his Pre-Tax Contribution Account but which is subject to reduction (plus any income and minus any loss attributable thereto) shall be designated as an Excess Contribution and paid by the Trustee or the Employer, as the case may be, to the Member as soon as practicable. Any such distribution with respect to a Member for a Plan Year shall be reduced by the amount of any Excess Deferrals previously distributed to such Member for the Member's taxable year ending with or within the Plan Year in which the Excess Contribution arose. In allocating income or losses to Excess Contributions, the Employer may use any reasonable method otherwise used by the Plan for allocating gains, earnings and losses to Participants' Accounts generally, provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year. Income or losses shall not be allocated for the period between the end of the Plan Year and the date of distribution.

          The amount of any Matching Contribution (and any amount treated as a Matching Contribution pursuant to Subsection 4.5.3) that is subject to reduction (plus any income and minus any loss allocable thereto) shall be designated as an Excess Aggregate Contribution and either paid by the Trustee or the Employer, as the case may be, to the Member as soon as practicable, if the amount is nonforfeitable or, if forfeitable, the amount shall be forfeited and applied in accordance with Section 6.4. In allocating income or losses to Excess Aggregate Contributions, the Employer may use any reasonable method otherwise used by the Plan for allocating gains, earnings and losses to Participants' Accounts generally, provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year. Income or losses shall not be allocated for the period between the end of the Plan Year and the date of distribution.

          The Employer will use its best efforts to distribute Excess Contributions and Excess Aggregate Contributions (plus any income or minus any loss thereon), or, if forfeitable, to cause a forfeiture of such amounts (plus any income and minus any loss thereon), no later than 21/2 months after the end of the Plan Year of the deferral or contribution, and in no event shall the distribution or forfeiture occur later than 12 months after the end of the Plan Year of the deferral or contribution. A distribution of Excess Contributions or Excess Aggregate Contributions must be made after the Plan Year in which the excess amounts were contributed. Distributions pursuant to this Section may be made without the consent of the Participant or the Participant's spouse. The Employer will also use its best efforts to determine and contribute to this Plan the maximum amount permitted under the rules of Code Sections 401(k) and 401(m); however, no liability to the Employer or to its agents shall result from the Members' loss of any deferral of taxation for federal or state income purposes nor for interest on any amounts subject to pay reduction elections.

          The Employer may apply the mathematical nondiscrimination tests and determine the extent of the reduction as of any dates during the Plan Year, based on the then available facts and any reasonable projections. The ratios and average percentages used in the mathematical nondiscrimination tests shall be calculated to the nearest one-hundredth of one percent of the Member's 414(s) Compensation.

          The Employer may adopt such guidelines as it deems reasonable and equitable to restrict the deferral elections of Highly Compensated Employees during Plan Years in which Elective Deferrals must be reduced under this Section.

          If the Employer has previously determined that a reduction of contributions for the Plan Year is necessary, a Highly Compensated Employee who becomes eligible to participate after the first day of the Plan Year may not designate or contribute an amount to his Pre-Tax Contribution Account greater than the projected average percentage for Highly Compensated Employees, as determined by the Employer at that time, after giving effect to the mandated reduction.

          Notwithstanding anything in this Section 4.5 to the contrary, contributions and allocations under an Employee Stock Ownership Plan, as described in Code Section 4975(e)(7), shall not be combined with the Plan.

          4.5.2 - Actual Deferral Percentage Test.

                (a)     Prior Year Testing:

                The Actual Deferral Percentage (hereinafter "ADP") for a Plan Year for Participants who are Highly Compensated Employees for each Plan Year, and the prior year's ADP for Participants who were Non-Highly Compensated Employees for the prior Plan Year, must satisfy one of the following tests:

                     (1)     The ADP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior Plan Year's ADP for Participants who were Non-Highly Compensated Employees for the prior Plan Year multiplied by 1.25; or

                     (2)     The ADP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year's ADP for Participants who were Non-Highly Compensated Employees for the prior Plan Year multiplied by 2.0, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who were Non-Highly Compensated Employees in the prior Plan Year by more than two (2) percentage points.

                (b)     Special Rules:

                     (1)     A Participant is a Highly Compensated Employee for a particular Plan Year if he or she meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Non-Highly Compensated Employee for a particular Plan Year if he or she does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

                     (2)     The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) allocated to his or her accounts under two or more arrangements described in Code Section 401(k), that are maintained by the Employer, shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Non-Elective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code Section 401(k).

                     (3)     The Employer may elect to aggregate this Plan with one or more other plans under Code Section 401(k) sponsored by an Affiliate, in which case this Section shall be applied by determining the ADP as if all such plans were a single plan. Any adjustments to the Non-Highly Compensated Employee ADP for the prior year will be made in accordance with IRS Notice 98-1 and any superseding guidance. Plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same Plan Year and use the same ADP Testing Method.

                     (4)     For purposes of determining the ADP test, Elective Deferrals, Qualified Non-Elective Contributions and Qualified Matching Contributions must be made before the end of the 12-month period immediately following the Plan Year to which the contributions relate.

                     (5)     The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, used in such test.

                (c)     Definition:

                "Actual Deferral Percentage" or "ADP" shall mean, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of the amount of the contributions actually paid over to the trust on behalf of such Participant for the Plan Year to the Participant's 414(s) Compensation for the portion of the Plan Year during which the Member is eligible to make Elective Deferrals (without regard to any suspension resulting from a hardship withdrawal). For this purpose, contributions on behalf of any Participant shall include: (i) any Elective Deferrals made pursuant to the Participant's deferral election (including Excess Elective Deferrals of Highly Compensated Employees), but excluding (A) Excess Elective Deferrals of Non-Highly Compensated Employees that arise solely from Elective Deferrals made under the plan or plans of this Employer and (B) Elective Deferrals that are taken into account in the Actual Contribution Percentage test (provided the ADP test is satisfied both with and without exclusion of these Elective Deferrals); and (ii) at the election of the Employer, Qualified Non-Elective Contributions and Qualified Matching Contributions. For purposes of computing Actual Deferral Percentages, an employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

                (d)     Use of Qualified Non-Elective Contributions and Qualified Matching Contributions in ADP Test:

                At the Employer's election, all or part of any Qualified Non-Elective Contributions and Qualified Matching Contributions made under the Plan or any other qualified plan maintained by the Employer with respect to those Members who are eligible to participate in the Plan may be treated as Elective Deferrals for purposes of the ADP test provided the following requirements (to the extent applicable) are satisfied:

                     (1)     The Non-Elective contributions, including those Qualified Non-Elective Contributions treated as Elective Deferrals for purposes of the ADP test, satisfy the requirements of Code Section 401(a)(4).

                     (2)     The Non-Elective contributions, excluding those Qualified Non-Elective Contributions treated as Elective Deferrals for purposes of the ADP test and excluding those Qualified Non-Elective Contributions treated as Matching Contributions for purposes of the average contribution percentage test under Subsection 4.5.2, satisfy the requirements of Code Section 401(a)(4).

                     (3)     The Matching Contributions and Qualified Matching Contributions satisfy the requirements of Code Section 401(m). Those Qualified Non-Elective Contributions and Qualified Matching Contributions treated as Elective Deferrals for purposes of the ADP test shall be disregarded in making this determination.

                     (4)     Except as provided in paragraphs (1) and (3), the Qualified Non-Elective Contributions and Qualified Matching Contributions treated as Elective Deferrals for purposes of the ADP test are not taken into account in determining whether any other contributions or benefits satisfy the requirements of Code Section 401(a)(4) and are not taken into account in determining whether the Plan satisfies the average contribution percentage test under Subsection 4.5.2.

                     (5)     Qualified Non-Elective Contributions may not be treated as Elective Deferrals if the effect is to increase the difference between the ADP for the group of eligible Highly Compensated Employees and the ADP for the group of eligible Non-Highly Compensated Employees.

                     (6)     The Qualified Non-Elective Contributions and Qualified Matching Contributions are allocated to Members as of a date within the Plan Year within the meaning of Treasury Regulation 1.401(k)-1(b)(6)(i).

                     (7)     The Qualified Non-Elective Contributions and Qualified Matching Contributions made to any other qualified plan may be used by the Plan to meet the ADP test of Code Section 401(k) only if the plan year of such other plan is the same as the Plan Year.

          4.5.3 - Average Contribution Percentage Test.

                (a)     Prior Year Testing:

                The Average Contribution Percentage ("ACP") for a Plan Year for Participants who are Highly Compensated Employees for each Plan Year and the prior year's ACP for Participants who were Non-Highly Compensated Employees for the prior Plan Year must satisfy one of the following tests:

                     (1)     The ACP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year's ACP for Participants who were Non-Highly Compensated Employees for the prior Plan Year multiplied by 1.25; or

                     (2)     The ACP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year's ACP for Participants who were Non-Highly Compensated Employees for the prior Plan Year multiplied by 2, provided that the ACP for Participants who are Highly Compensated Employees does not exceed the ACP for Participants who were Non-Highly Compensated Employees in the prior Plan Year by more than 2 percentage points.

                (b)     Special Rules:

                     (1)     A Participant is a Highly Compensated Employee for a particular Plan Year if he or she meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Non-Highly Compensated Employee for a particular Plan Year if he or she does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

                     (2)     For purposes of this section, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her account under two or more plans to which Code Section 401(m) applies shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more plans subject to Code Section 401(m) that have different plan years, all such plans ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code Section 401(m).

                     (3)     The Employer may elect to aggregate this Plan with one or more other plans under Code Section 401(m), in which case this Section shall be applied by determining the ACP as if all such plans were a single plan. Any adjustments to the Non-Highly Compensated Employee ACP for the prior year will be made in accordance with IRS Notice 98-1 and any superseding guidance. Plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same Plan Year and use the same ACP testing method.

                     (4)     For purposes of determining the Contribution Percentage test, After-Tax Contributions, Matching Contributions and Qualified Non-Elective Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.

                     (5)     The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Qualified Non-Elective Contributions or Matching Contributions, or both, used in such test.

                (c)     Definitions:

                     (1)     "Aggregate Limit" shall mean the sum of (i) 125 percent of the greater of the ADP of the Non-Highly Compensated Employees for the prior Plan Year or the ACP of Non-Highly Compensated Employees under the Plan subject to Code Section 401(m) for the Plan Year beginning with or within the prior Plan Year of the cash or deferred arrangement and (ii) the lesser of 200% or two percentage points plus the lesser of such ADP or ACP. "Lesser" is substituted for "greater" in "(i)", above, and "greater" is substituted for "lesser" after "two plus the" in "(ii)" if it would result in a larger Aggregate Limit.

                     (2)     "Average Contribution Percentage" or "ACP" shall mean the average of the Contribution Percentages of the Eligible Participants in a group.

                     (3)     "Contribution Percentage" shall mean the ratio (expressed as a percentage) of the Participant's Contribution Percentage Amounts to the Participant's 414(s) Compensation for the Plan Year (whether or not the Member was a Participant for the entire Plan Year).

                     (4)     "Contribution Percentage Amounts" shall mean the sum of the Matching Contributions, After-Tax Contributions and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions. The Employer may include Qualified Non-Elective Contributions in the Contribution Percentage. The Employer also may elect to use Elective Deferrals in the Contribution Percentage Amounts so long as the ADP test is met before the Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test.

                     (5)     "Eligible Participant" shall mean any Member who is eligible to make an Elective Deferral or After-Tax Contribution (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or to receive a Matching Contribution (including forfeitures) or a Qualified Matching Contribution.

                     (6)     "Matching Contribution" shall mean an employer contribution made to this or any other defined contribution plan on behalf of a Participant on account of an employee contribution made by such Participant, or on account of a Participant's Elective Deferral, under a plan maintained by the Employer.

                (d)     Use of Elective Deferrals and Qualified Non-Elective Contributions in ACP Test:

                At the Employer's election, all or part of Elective Deferrals and Qualified Non-Elective Contributions made under this Plan or any other qualified plan maintained by the Employer with respect to those Members who are eligible to participate in the Plan may be treated as Matching Contributions for purposes of the ACP test provided the following requirements (to the extent applicable) are satisfied:

                     (1)     The Non-Elective contributions, including those Qualified Non-Elective Contributions treated as Matching Contributions for purposes of the ACP test, satisfy the requirements of Code Section 401(a)(4).

                     (2)     The Non-Elective contributions, excluding those Qualified Non-Elective Contributions treated as Matching Contributions for purposes of the ACP test and those Qualified Non-Elective Contributions treated as Elective Deferrals for purposes of the ADP test satisfy the requirements of Code Section 401(a)(4).

                     (3)     The Elective Deferrals, including such contributions treated as Matching Contributions for purposes of the ACP test, satisfy the requirements of Code Section 401(k)(3).

          Section 4.6 - Rollover Contributions and Transfers from Qualified Plans.

          4.6.1 - Trustee Authorized to Accept Rollover Contributions. With the consent of the Employer, the Trustee shall accept rollover contributions described in this Subsection 4.6.1 from any individual who has become an HSI Member or an HTI Member (whether or not eligible to otherwise participate in the Plan), if the contribution consists of all or any portion of a distribution from an employees' trust described in Code Section 401(a) and exempt from taxation under Code Section 501(a) and the contribution is transferred to the Trustee on or before the 60th day following receipt of the distribution. The Member must have received the distribution due to his status either as a participant in the plan associated with such trust or as an alternate payee entitled to benefits from such trust, and not as a surviving spouse or other beneficiary of a participant.

          The distribution may be rolled over into this Plan only if the distribution is a single payment of the Member's entire interest in the trust, or if it is a partial distribution that is not part of a series of equal (or almost equal) payments that are made at least annually for the Member's lifetime or life expectancy, for the lives of the Member and his beneficiary or their life expectancies, or for a period of ten years or more. No distribution may be rolled over, however, to the extent it consists of a required minimum distribution under Code Section 401(a)(9).

          In addition, with the consent of the Employer, the Trustee shall accept any rollover contribution, regardless when it is made, that constitutes a qualifying rollover contribution under Code Section 408(d). Generally, this requires that the contribution consist only of the entire amount (including cash and other property) from an individual retirement account described in Code Section 408(a), or the entire value of an individual retirement annuity described in Code Section 408(d), and no other amounts, and no amount in said account and no part of the value of said annuity is attributable to any source other than a rollover contribution as defined in Code Section 402(c)(5) consisting of a distribution from an employees' trust described in Code Section 401(a), which is exempt from taxation under Code Section 501(a) or an annuity plan described in Code Section 403(a), and any earnings on such sum, and further that the transfer to the Trustee occurs on or before the 60th day following receipt by the Member of the amount from said account or said annuity. However, a rollover contribution attributable to a distribution from such an employees' trust before January 1, 1993, will be considered a qualifying rollover contribution subject to this Subsection 4.5.1 only if (a) such rollover contribution consists of a qualifying total distribution as defined in Code Section 402(a)(5)(E)(i) (as in effect on December 31, 1992); and (b) such rollover contribution does not consist of the amount distributed under a qualified domestic relations order to a spouse or former spouse as alternate payee.

          Accumulated deductible employee contributions within the meaning of Code Section 72(o)(5) may not be rolled over to this Plan.

          The Trustee and the Employer may require the Member to provide evidence satisfactory to them that the foregoing conditions have been satisfied. In the event that a contribution (or any portion) purported to be rollover contribution does not qualify as a rollover contribution, the contribution (or the non-qualifying portion) will be returned to the Member. Rollover contributions shall be allocated to the Participant's Rollover Account and a separate Rollover Account may be established for each separate rollover.

          4.6.2 - Direct Rollovers and Direct Transfers. The Trustee may accept, with the express approval of the Employer, a direct rollover or transfer of funds to an individual's Rollover Account hereunder from the trustee or insurer with respect to any amount to be distributed from an employees' trust described in Code Section 401(a), which is exempt from taxation under Code Section 501(a), or from the trustee or custodian of an account or annuity described in Code Section 408. However, a direct rollover may be accepted by the Trustee only if the assets to be transferred could otherwise be rolled over pursuant to Subsection 4.5.1. Also, transfers may be permitted of any assets held in an employee's trust described in Code Section 401(a) and exempt from taxation under Code Section 501(a), including transfers on behalf of an alternate payee under a qualified domestic relations order. If the Employer consents, property in the form of a note representing a Participant loan may be transferred (but not directly rolled over) to this Plan, and shall be considered as a loan under this Plan. No direct transfer or direct rollover may be made if in the opinion of the Employer such a transfer or rollover will adversely affect the exempt status of the Trust under Code Section 501(a). As a condition of the transfer, the Employer may require the Member to provide such information as it may determine to be relevant.

          4.6.3 - Effect on Participation in the Plan. Direct transfers and direct rollovers may be made without regard to whether a Member has become a Participant pursuant to Article 3, but nothing herein shall alter the requirements to become a Participant under Article 3.

          Section 4.7 - Make-up Contributions for Omitted Participants. If, after the Employer's contribution pursuant to Section 4.2 or 4.3 has been made and allocated, it should appear that, through oversight or a mistake of fact or law, a Participant (or a Member who should have been considered a Participant) who should have been entitled to share in such contribution received no allocation or received an allocation which was less than he should have received, the Employer may, at its election and in lieu of reallocating the prior contributions, make a special make-up contribution for the Account of such Participant in an amount adequate to provide for him the same percentage of his Credited Compensation as if the oversight or mistake had not been made. Contributions pursuant to this Section 4.7 shall be allocated to a Participant's Account in accordance with the requirements of this Article that relate to the type of contribution to which the make-up contribution relates.

          Section 4.8 - After-Tax Member Contributions. Subject to the limitations of Sections 4.5 and 5.1 hereof, the Employer shall contribute to the Plan for each Plan Year an amount equal to the amount deducted and withheld from each Participant's Credited Compensation during such Plan Year as an After-Tax Contribution pursuant to the Participant's election. Under this Section 4.8, each Participant may elect to contribute a percentage of his Credited Compensation equal to the difference between twenty percent (20%) and the percentage contributed as an Elective Deferral. No Participant shall be required to make a contribution pursuant to this Section. Contributions made pursuant to this section are not eligible for Matching Contributions.

          An election to make a contribution under this Section shall be made by a written, telephonic or electronic authorization, as prescribed by the Administrative Committee, including an authorization of payroll deductions, and shall become effective on a date determined under the rules of the Administrative Committee. Changes in the rate of contributions may be made pursuant to rules and regulations prescribed by the Administrative Committee. After-Tax Contributions made by a Participant shall be credited to the Participant's After-Tax Contribution Account as they are received by the Trustees and reported by the Administrative Committee, but not later than the last day of the Plan Year for which they are made.

ARTICLE 5. RESTRICTIONS ON ANNUAL ADDITIONS

          Section 5.1 - General Restrictions. Annual Additions under the Plan shall be subject to the rules of this Article 5. The provisions of this Article are subject to any additional limitations in other sections of the Plan. The restrictions contained in this Article apply to qualified plans and only such plans maintained by Affiliates, whether or not such plans have previously been terminated.

          Section 5.2 - Maximum Permissible Amount. Annual Additions that would be allocated to Accounts of a person under this Plan and under any other plan as of an Accounting Date within a Limitation Year in excess of the remaining Maximum Permissible Amount (based on 415 Compensation up to such Accounting Date) shall be reduced to the extent of any such excess. The remaining Maximum Permissible Amount is determined by subtracting from the Maximum Permissible Amount for the Limitation Year the allocations of Annual Additions to such person's accounts under defined contribution plans or welfare benefit plans, as defined in Code Section 419(e), as of Accounting Dates preceding the current Accounting Date which are within the Limitation Year. Annual Additions attributable to a welfare benefit fund will be deemed to have been allocated prior to any defined contribution plan allocations regardless of the actual Accounting Date. Prior to determining the Participant's actual 415 Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant's 415 Compensation for the Limitation Year, uniformly determined for all Participants similarly situated. As soon as administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual 415 Compensation for the Limitation Year.

          Section 5.3 - Differing Accounting Dates. If the Accounting Date under this Plan does not coincide with an Accounting Date under any other defined contribution plan or welfare benefit fund of an Affiliate to which allocations are made, the reduction of the Annual Additions mandated by Section 5.2 shall be accomplished by reducing the allocation of Annual Additions to the Accounts of said person under this Plan. Any such reduction shall be effected by reducing the person's contributions (to the extent included in Annual Additions) made as of a date within the Limitation Year in the following order: after-tax contributions, unmatched Elective Deferrals, matched Elective Deferrals (together with the corresponding Qualified Matching Contributions), Employer contributions other than Elective Deferrals and Qualified Matching Contributions, forfeitures, and finally from any contributions to a welfare benefit fund (as defined in Code Section 419(e)) of an Affiliate. If contributions or forfeitures for more than one Affiliate are present, any reduction of such amount shall be made proportionately.

          Section 5.4 - Coincidental Accounting Dates. If an Accounting Date of the Plan coincides with an Accounting Date of any other defined contribution plan or welfare benefit fund of an Affiliate on which allocations are made, the reduction of Annual Additions mandated by Section 5.2 shall be accomplished by reducing the allocation of Annual Additions to the accounts of said person under said plans and funds as follows:

                (a)     If all of said other plans and funds contain a provision substantially similar to this Article 5, then the reduction shall first be accomplished by reducing a person's after-tax contributions (to the extent included in Annual Additions) made at any time within the Limitation Year, unmatched Elective Deferrals, matched Elective Deferrals (together with the corresponding Qualified Matching Contributions), Employer contributions other than Elective Deferrals and Matching Contributions, forfeitures, and finally from any contributions to a welfare benefit fund (as defined in Code Section 419(e)) of an Affiliate. If contributions or forfeitures for more than one Affiliate are present, any reduction of such amounts shall be made proportionately. If there are contributions of the same priority category present in more than one plan or fund, contributions in the highest priority category shall be reduced to zero before any reduction shall be made in a lower priority category. The amount of the reduction in each priority category as of said Accounting Date shall be proportionate as to each priority category for the Plans having amounts in such priority category. This paragraph shall be applied to all categories until the required reduction has been effected.

                (b)     If one or more of the other defined contribution plans having an Accounting Date coinciding with the Accounting Date under this Plan do not have a provision similar to this Article 5, the provisions of Section 5.2 shall be applied to this Plan after giving effect to the rules governing the allocation of Annual Additions of such other plans.

          Section 5.5 - Effect of Reduction. If, as a result of the preceding paragraphs of this Article 5, the allocation of Annual Additions under this Plan is reduced, such reduction shall be treated as follows:

                (a)     The amount of such reduction consisting of the person's Elective Deferral shall be paid to such person as soon as administratively feasible.

                (b)     The amount of such reduction consisting of Employer contributions (other than Elective Deferrals) shall be allocated to a suspense account for the Employer and held therein until the next succeeding date on which Employer contributions could be applied under this Plan. Any amounts in the suspense account shall be allocated as soon as practicable in accordance with Subsection 4.3.3, provided, however, that in no event shall any such amount be allocated to the Account of a Highly Compensated Employee whose contributions are reduced pursuant to Section 4.5. In the event of termination of the Plan, the suspense account shall revert to the Employer or Participating Affiliate that made the contributions to the extent it may not then be allocated to any person pursuant to the terms of the Plan relating to allocation of Employer contributions.

          Section 5.6 - Limiting Contributions to Suspense Account. The Employer shall not contribute any amount that would cause an allocation to the suspense account under this Article as of the date the contribution is allocated. If the contribution is made prior to the date as of which it is to be allocated, then such contribution shall not exceed an amount that would cause an allocation to such suspense account if the date of contribution were the date of allocation. The suspense account shall not participate in the allocation of investment gains or losses.

ARTICLE 6. PERIODIC ADJUSTMENT OF ACCOUNTS AND FORFEITURES

          Section 6.1 - Daily Processing. As of each Accounting Date, the Accounts of each Participant and Beneficiary shall be revalued in accordance with this Section 6.1. The Administrative Committee or its Administrative Delegate shall, following the end of each Accounting Date, allocate net gains or losses and process additions to and withdrawals from Participant Accounts in the following manner:

                (a)     The Trustee shall first compute and/or obtain from an internal or external pricing service the fair market value of each investment fund designated by the Fund Committee for direction of investment by the Participants of this Plan. Each Account invested in each of the investment funds shall be adjusted each Accounting Date by applying the closing market price of the investment fund on the current business day to the share unit balance of each Account invested in the investment fund as of the close of business on the current business day.

                (b)     The Trustee shall then account for any requests for additions, withdrawals or loans made to or from a specific designated investment fund by any Participant, including allocations of contributions and loan repayments. Contributions received by the Trustee shall be allocated to Participant Accounts as soon as administratively practicable following the date such contribution was received by the Trustee. No contribution under this Plan shall be taken into account until the Accounting Date coinciding with or next following the Accounting Date such contribution was both actually paid to the Trustee and allocated among Participant Accounts.

                (c)     Notwithstanding paragraphs (a) and (b) above, in the event a pooled investment fund is created as a designated investment fund for the Plan, valuation of the pooled investment fund and allocation of earnings of the pooled investment shall be governed by the written agreement providing for the administration of the pooled investment fund.

                (d)     Notwithstanding paragraphs (a) and (b) above, Loan Funds shall be valued at the amount of unpaid principal and accrued interest as of the Accounting Date.

          It is intended that this Section operate to distribute among each Participant Account all income of the Trust and changes in the value of the assets of the Trust.

          Section 6.2 - Adjustment on Termination. In the event of Termination of Employment of a Participant under circumstances requiring a distribution of benefits to him or to his Beneficiaries, his Account balance shall be valued as of the Accounting Date immediately prior to the date of distribution or as close as administratively practicable to the date of distribution.

          Section 6.3 - Adjustment on Direction. A valuation of the Trust shall be made as of any other date specified by the Administrator and such date shall be an Accounting Date.

          Section 6.4 - Forfeitures. The Plan provides that all Participants who are employed by the Employer on or after January 1, 2002, shall be 100% vested in their Accounts. The Plan will, however, hold non-vested or partially vested accounts attributable to individuals who participated in one of the Merged Plans or the HON INDUSTRIES Inc. Profit Sharing Retirement Plan, and terminated employment with all Affiliates prior to January 1, 2002 (January 1, 2001, in the case of HTI Members). Any non-vested credit balance of an Allied Fireside Employer Contribution Account, Fireplace & Spa Matching Account or Profit Sharing Contribution Account which has been forfeited during a Plan Year (other than a forfeiture under Section 8.13) shall be used, in the Administrator's discretion, to restore other forfeitures under Section 8.1, reduce Employer or Participating Affiliate contributions, or pay expenses of the Plan.

ARTICLE 7. FUNDING AND INVESTMENT OPTIONS

          Section 7.1 - Establishment of Funding Policy. The Administrator shall (a) establish a funding policy for the Plan consistent with the needs of the Plan and in accordance with applicable law and (b) communicate this policy to the Trustee in writing, and direct and supervise the Trustee's actions to see that this policy is carried out. The Administrator may, however, delegate this function to an investment manager. An investment manager (if appointed) shall be charged with the power to direct the Trustee as to the management, acquisition or disposal of any or all assets of the Trust (as designated in the delegation). The investment manager must be an investment adviser registered under the Investment Advisers Act of 1940, a bank as defined in said Act, or an insurance company qualified to manage, acquire or dispose of assets of the Plan under the laws of more than one state. The investment manager must have acknowledged in writing that it is a fiduciary with respect to the Plan. The foregoing requirements for investment managers shall not apply to Accounts separately invested at the direction of the Participant or Beneficiary.

          Participants and Beneficiaries generally may not direct the investment of their Accounts except among separate investment funds (including HON Stock) as described in Section 7.2. Notwithstanding the preceding sentence, the Administrator may, in a nondiscriminatory manner, permit Accounts transferred from other qualified plans to continue being invested directly in securities through "brokerage window" arrangements. These arrangements may be continued for any period of time determined in the discretion of the Administrator. The Participant or Beneficiary may invest in any asset in which the Trustee could invest, subject only to the restrictions that no investment shall be made which would constitute a prohibited transaction, create unrelated business income or expose the Accounts of other Participants or Beneficiaries to potential liabilities. The Administrator shall establish procedures and guidelines designed to enforce such restrictions. The Administrator shall provide reasonable notice to affected Participants prior to terminating any such arrangements (at which time the affected Participants shall be required to elect among the investment funds described in Section 7.2). During any period a Participant or Beneficiary is directly investing the assets in his Account, the Trustee shall have no responsibility with respect to said Account other than to execute, in a reasonable manner and within a reasonable time, proper investment directives made by said person. Without limiting the generality of the foregoing, the Trustee shall have no responsibility to review or make recommendations with respect to any asset or transaction with respect to said Account.

          Section 7.2 - Separate Funds.

          7.2.1 - In General. In recognition of the fact that existing and future Participants and Beneficiaries may have diverse economic situations which make it desirable to permit some degree of individual selection of different types of investments in the Trust, the Administrator may establish separate investment funds from time to time, subject to the following provisions of this Section 7.2. A pooled investment fund shall be treated as a separate fund under Section 7.2 to the extent the provisions of this Section do not conflict with the terms of the service agreement and Trust Agreement executed in connection with the pooled fund. The Trustee shall hold, manage, administer, invest, reinvest, account for, and otherwise deal with the Trust and each separate fund as provided in the Trust Agreement.

          Upon becoming a Participant or at any time thereafter, each Participant may elect, pursuant to rules and procedures adopted by the Administrative Committee, and effective at such time as prescribed by the Administrative Committee, that contributions to such Participant's Account, and repayments of a loan made pursuant to Article 14, shall be invested in any one or more of the separate funds. Subject to rules established by the Administrative Committee and the provisions of this Subsection 7.2.1, a Participant may change his investment directions with respect to future contributions and also may direct that any portion of his Account be transferred to another fund or reallocated among the funds. Investment directions for future contributions may not allocate more than twenty-five percent (25%) of new contributions to be invested in HON Stock (excluding contributions allocated to the Participant's Company Ownership Account). In no case may any Participant direct a reallocation if the direction would cause the investment in HON Stock to exceed twenty-five percent (25%) of the current value of the total of his Account, after reducing such current value by the value of his Company Ownership Account and ESOP Account. HON Stock credited to Company Ownership Accounts and ESOP Accounts shall not be counted as HON Stock allocated to a Participant's Account for purposes of the 25% limitation in the preceding sentence. The Company Ownership Account and ESOP Account of each Participant shall remain invested in HON Stock and shall not be invested in any separate fund, except to the extent provided in Section 7.4.

          The Plan is intended to constitute a plan described in Section 404(c) of ERISA, so that neither the Fund Committee nor any other Plan fiduciary shall have any liability for losses which are the direct and necessary result of a Participant's investment instructions, except with respect to Company Ownership Accounts and ESOP Accounts. In furtherance of this intent, the Administrative Committee (or its delegate) shall be responsible for ensuring that adequate procedures are installed and utilized for the safeguarding of confidential information as to the ownership of, and the exercise of ownership rights with respect to, any HON Stock. In addition, the Fund Committee (or its delegate) shall appoint an independent fiduciary to carry out those activities which the Fund Committee determines involve a potential for undue Employer influence on Participants with regard to the direct or indirect exercise of shareholder rights with respect to HON Stock.

          7.2.2 - Establishment of Separate Funds. The Administrator may at any time or from time to time establish separate funds by written resolution. Any separate fund shall at all times remain a part of the Trust and subject to all of the Trust provisions, and the total of such separate funds existing at any time, in addition to funds that are not so separately invested, shall comprise the total Trust attributable to Accounts.

          In establishing separate funds, the Administrator may authorize, but shall not require, each Participant or Beneficiary having an interest in the Trust to transfer assets allocated to him from one separate fund to another and, by a separate election, to allocate future contributions to separate funds, at such time or times and upon such terms, restrictions, rules and conditions as the Administrator may determine; provided, however, that all such terms, restrictions, rules and conditions shall:

                (a)     Be uniform, requiring persons in like circumstances to be treated in the same manner (although the Administrator's rules may distinguish between types of Accounts);

                (b)     Grant to each Participant (including Participants who have had a Termination of Employment) and Beneficiary the right to select the separate fund or funds (authorized by the Administrator) in which the assets allocated to him and, by a separate election, future contributions are to be invested; and

                (c)     Specify the general nature or type of investments to be utilized for each separate fund.

          Separate funds established pursuant to this Section may be created as a part of a trust fund, an insurance contract, or both. However, all assets of the Plan must be held either in trust, in an insurance contract, or in a combination of both. Investment changes may be made on any Accounting Date.

          If contributions are allocated to a Participant who has not made an investment election, the Trustee shall allocate the Participant's entire Account to a balanced lifestyle fund designed for investors with a mid-term investment horizon.

          7.2.3 - Valuation of Separate Funds and Accounts. Each separate fund shall be valued in the same manner and at the same times as the Trust is required to be valued, as provided in Section 6.1.

          7.2.4 - Consolidation of Funds. At such time or times as the Administrator may determine, one or more separate funds may be consolidated, using fair market value as of the date of consolidation. The consolidation is to be governed by uniform terms, restrictions, rules and conditions as the Administrator may determine. The consent of any individual Participant or Beneficiary shall not be required to permit a consolidation.

          Section 7.3 - Shareholder Rights. Each Participant (or, in the event of the Participant's death, the Participant's Beneficiary) is, for purposes of this Section, hereby designated a "named fiduciary" within the meaning of Section 402(a)(2) of ERISA. A Participant shall have the right to direct the Trustee as to the manner in which shares of HON Stock allocated to such Participant's Accounts are to be voted on each matter brought before an annual or special stockholders' meeting of HON INDUSTRIES Inc. Before each such stockholders' meeting, the Employer shall cause to be furnished to each Participant (or Beneficiary) a copy of the proxy solicitation material, together with a form requesting confidential direction on how such shares of HON Stock allocated to such Participant's Accounts shall be voted on each such matter.

          Upon timely receipt of such directions, the Trustee shall on each such matter vote as directed the number of shares (including fractional shares) of HON Stock allocated to such Participant's Accounts, and the Trustee shall have no discretion in such matter. The instructions received by the Trustee shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, including Members, officers or directors of any Affiliate; provided, however, that, to the extent necessary for the operation of the Plan, such instructions may be relayed by the Trustee to a recordkeeper, auditor, or other person providing services to the Plan if such person (a) is not an Affiliate, or a Member, officer or director thereof, and (b) agrees not to divulge such directions to any other person, including Members, officers or directors of HON INDUSTRIES Inc. and its Affiliates.

          Each Participant (or Beneficiary) who provides voting instructions, as a "named fiduciary" within the meaning of Section 402(a)(2) of ERISA, shall also direct the vote of a portion of any shares of HON Stock for which a signed voting direction instrument is not timely received from the Participants ("Undirected Shares"). A Participant who provides directions as to his own shares of HON Stock is treated as providing voting directions for a number of Undirected Shares that is equal to the total number of Undirected Shares multiplied by a fraction, the numerator of which is the total number of shares of HON Stock allocated to the Participant's Account for which the Participant has provided voting instructions and the denominator of which is the total number of shares of HON Stock allocated to the Accounts of all Participants who have given the Trustee voting instructions.

          A Participant (or, in the event of the Participant's death, the Participant's Beneficiary) shall have the right in accordance with Section 403(a)(l) of ERISA to direct the Trustee as to the manner in which to respond to a tender or a tender exchange offer with respect to shares of HON Stock allocated to such Participant's Account. The Employer shall use its best efforts to timely distribute or cause to be distributed to each Participant (or Beneficiary) such information as will be distributed to stockholders of HON INDUSTRIES Inc. in connection with any such tender or exchange offer. Upon timely receipt of such instructions, the Trustee shall respond as instructed with respect to shares (including fractional shares) of HON Stock allocated to such Participant's Accounts. The instructions received by the Trustee shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, including officers, directors or Members of any Affiliate; provided, however, that, to the extent necessary for the operation of the Plan, such instructions may be relayed by the Trustee to a recordkeeper, auditor, or other person providing services to the Plan if such person (a) is not an Affiliate, or any officer, director or Member thereof and (b) agrees not to divulge such instructions to any other person, including Members, officers or directors of any Affiliates. If the Trustee shall not receive timely instruction from a Participant or Beneficiary as to the manner in which to respond to such a tender or exchange offer, such Participant or Beneficiary shall be deemed to have timely instructed the Trustee not to tender or exchange shares of HON Stock and the Trustee shall not tender or exchange any shares of HON Stock with respect to which such Participant has the right of direction, and the Trustee shall have no discretion in such matter.

         Section 7.4 - Diversification of HON Stock Investments.

          7.4.1 - Elections. A "qualified participant" (as defined in Subsection 7.4.2 below) shall be permitted to make an election to liquidate and reinvest amounts invested in HON Stock in the qualified participant's Company Ownership Account and ESOP Account. This election may be made at any time during a Plan Year in accordance with procedures established by the Administrative Committee. The election may apply to any portion up to 100% of the HON Stock in the Company Ownership Account and ESOP Account, as the qualified participant may designate.

          7.4.2 - Qualified Participants. A Participant shall become a "qualified participant" during the Plan Year in which occurs his fifty-fifth birthday.

          7.4.3 - Time of Reinvestment. If a qualified participant makes a proper election to cause the liquidation of HON Stock in his Account pursuant to Subsection 7.4.1 above, the proceeds from selling HON Stock shall be reinvested in other investment funds designated by the qualified participant and available under the Plan as soon as administratively practicable.

ARTICLE 8. VESTING AND DISTRIBUTION OF BENEFITS

          Section 8.1 - Vesting. Each Participant's Pre-Tax Contribution Account, After-Tax Contribution Account, Matching Account, Rollover Account, Company Ownership Account, Retirement Contribution Account, ESOP Account, Prior Plan Employee Contribution Account, and Prior Plan Employer Contribution Account established and maintained hereunder shall be fully vested and nonforfeitable at all times.

          A Participant's Allied Fireside Employer Contribution Account or Fireplace & Spa Matching Account shall be fully vested upon the Participant's completion of one Hour of Service for an Affiliate after December 31, 2001. A Participant's Profit Sharing Contribution Account shall be fully vested upon the Participant's completion of one Hour of Service for an Affiliates after December 31, 2000. If a Participant has not completed one Hour of Service after December 31, 2001 (or December 31, 2000, in the case of a Profit Sharing Contribution Account), his Allied Fireside Employer Contribution Account, Fireplace & Spa Matching Account, or Profit Sharing Contribution Account shall be vested in the same percentage as it was vested prior to January 1, 2002 under the plan from which the amounts were transferred. The vesting schedules for the three subaccounts are as follows:

Allied Fireside Employer Contribution Account

Years Credited for Vesting Purposes Under the Plan	Vesting Percentage
Less than 1 1 2 3 4 5 or more	0% 20% 40% 60% 80% 100%

Fireplace & Spa Matching Account

Years Credited for Vesting Purposes Under the Plan	Vesting Percentage
Less than 2 2 3 4 5 6 or more	0% 20% 40% 60% 80% 100%

Profit Sharing Contribution Account

Years Credited for Vesting Purposes Under the Plan	Vesting Percentage
Less than 5 5 or more	0% 100%

          An Account from which all forfeitures have previously been deducted and not restored to that Account shall be 100% vested. Similar Accounts of a Participant that are 100% vested may be merged as of any Accounting Date. If an individual with a Allied Fireside Employer Contribution Account, Fireplace & Spa Matching Account, or Profit Sharing Contribution Account is hired by the Employer or any Affiliate after December 31, 2001, and before his non-vested balance is forfeited, the individual's entire Allied Fireside Employer Contribution Account, Fireplace & Spa Matching Account or Profit Sharing Contribution Account shall be 100% vested, regardless of the duration of the period of re-employment.

          If a Participant who terminated active participation in a Merged Plan or the HON INDUSTRIES Inc. Profit Sharing Retirement Plan prior to January 1, 2002, receives a complete distribution of his vested benefit at a time when he has less than a 100% vested interest in his Account, the Participant shall immediately forfeit the nonvested portion of that Account. The portion of the Account of a Participant which is not vested in any event shall be forfeited as of the final Accounting Date of the Plan Year in which the Participant incurs five consecutive One-Year Breaks in Service (including years prior to 2002).

          If a Participant has received a distribution following Termination of Employment which is less than the full value of his Account, has had an amount forfeited under this Section 8.1, resumes employment covered under the Plan, and repays the amount of the distribution, any amounts forfeited hereunder shall be restored by the Employer within a reasonable time after such repayment, unadjusted by any gains or losses, without regard to the limitations on Annual Additions specified in Article 5. The right to repay a distribution and have forfeited amounts restored shall expire as of the earlier of five years after the first date on which the Participant is subsequently reemployed by the Employer, or the close of the first period of five consecutive One-Year Breaks in Service after receiving the distribution. For purposes of this rule, if the value of a Member's vested Allied Fireside Employer Contribution Account or Fireplace & Spa Matching Account balance is zero, the Member shall be deemed to have received a distribution of such vested Account on the date of termination and such amount shall be considered to be repaid automatically upon the Member's reemployment by the Employer or an Affiliate. Amounts required for restoration of forfeitures shall come first from forfeitures for the same Plan Year and, to the extent that this is not sufficient, by additional contributions made by the Employer (which shall not be considered Annual Additions).

          Section 8.2 - Retirement. A Participant whose Termination of Employment with all Affiliates occurs on or after his 55th birthday shall have a 100% vested interest in his Account. Such Participant's Account, as adjusted pursuant to Article 6, shall be distributed to him at the time and in the manner specified in Sections 8.8 and 8.9.

          Section 8.3 - Death. In the event a Participant dies prior to Termination of Employment with all Affiliates, the Participant shall have a 100% vested interest in his Account.

          8.3.1 - Distributee. The entire Account of a Participant, as adjusted pursuant to Article 6, shall be distributed to the person, if any, who is legally married to the Participant at the time of the Participant's death. If there is no surviving spouse or the surviving spouse consents to a waiver of benefits in the manner described in Subsection 8.3.2, the entire Account shall be distributed to the Participant's Beneficiaries upon the Participant's death. Benefits shall be distributed at the time and in the manner specified in Sections 8.3.3, 8.3.4, 8.8 and 8.9. Beneficiaries shall also be eligible to elect any of the withdrawal options available under Section 8.10.

          If distribution is to be made to more than one person, it shall be made in the proportions designated by the Participant in a writing signed and filed with the Employer prior to the Participant's death. The Administrator shall instruct the Trustee to maintain separate accounts with respect to the portions designated for different Beneficiaries or groups of Beneficiaries, if the Participant so requests in order to have the rules of Code Section 401(a)(9) applied separately to each portion under the special rule in Proposed Treasury Regulation Section 1.401(a)(9)-1, Q&A H-2(b) (or any successor regulation). Such accounts shall include a proportionate share of each subaccount and investment fund in the Participant's Account, except as otherwise agreed by the Participant and Administrator. If a Participant designates more than one person to receive a benefit and if any of the designees predecease the Participant or die prior to complete distribution to the designee of his share without provision having been made for that contingency in the designation, the Trustee, pursuant to the Employer's instructions, shall distribute that share or the balance of the benefits to the surviving designee or designees proportionately as the portion designated by the Participant for each bears to the total portion designated for all survivors. The Beneficiary of a deceased Participant may also file a written beneficiary designation with the Employer pursuant to this Subsection 8.3.1. The spousal consent rules in Subsection 8.3.2 shall not apply to such Beneficiary's designation.

          If no designated Beneficiary is alive at the time of the Participant's death, the deceased Participant's vested Account shall be distributed (a) to the surviving spouse of the deceased Participant, if any, or (b) if there shall be no surviving spouse, to the surviving children of the Participant (including a legally adopted child), if any, per stirpes and not per capita, or (c) if there shall be no surviving spouse or surviving children, to the executors or administrators of the estate of the Participant, or (d) if no executor or administrator shall have been appointed for the estate of the Participant within six months from the date of the Participant's death, to the person or persons who would be entitled under the intestate succession laws of the state of the Participant's domicile to receive the Participant's personal estate. "Per stirpes" means that the Participant's assets are divided equally among his or her children. If one of the children dies before the Participant, that child's share is divided equally among his or her own children.

          A Beneficiary shall be entitled to disclaim all or any portion of the distribution payable under this Section. In the event such a disclaimer is made, the disclaimed amount shall be payable in the manner specified in the Participant's Beneficiary designation, or if not so specified, to the remaining Beneficiary or Beneficiaries as if the disclaiming Beneficiary died on the date before the Participant's death. A Beneficiary who disclaims any distribution shall not have any power of appointment over the amount disclaimed nor any other power of any nature to direct or control the disposition of the disclaimed amount.

          Notwithstanding the above, if any death benefit becomes payable to the spouse of the deceased Participant or to the trustees of a trust to which a transfer from the estate of the deceased Participant would qualify for the marital deduction described in Code Section 2056, and if the surviving spouse elects, the death benefits shall be paid to the spouse or the trustees only in a manner that will qualify the death benefits for the marital deduction described in Code Section 2056 and, unless specifically directed by the Participant to the contrary pursuant to an effective Beneficiary designation, any benefits remaining after the death of the spouse shall be paid to the spouse's estate or the trustees, as the case may be.

          8.3.2 - Spousal Consent to Designation of Non-Spouse Beneficiary. A surviving spouse's consent to a waiver of benefits must be in writing, must acknowledge the effect of the waiver and must be witnessed by a Plan representative or notary public. The consent must also designate the alternative Beneficiaries (specified by name or by class, contingent or not). A spouse may not revoke a consent without the written consent of the Participant. Any Beneficiary designation may be revoked or changed by written instrument signed and filed prior to the Participant's death. No change, other than the revocation of a prior designation, may be made by a married Participant without the written consent of the Participant's spouse as provided above. A subsequent marriage shall void any previous designations, except as otherwise required under a Qualified Domestic Relations Order.

         8.3.3 - Death After Commencement of Benefits. In the event a Participant dies after payment of benefits is deemed to have commenced, remaining payments, if any, shall continue to the Participant's spouse, if the spouse is the Participant's Beneficiary, on the same basis as payable prior to the Participant's death; provided, however, that the spouse shall have the right to accelerate payments, unless otherwise specifically provided to the contrary in Section 8.8 or in the Beneficiary designation. If the Beneficiary is not the Participant's spouse, the Trustee will make a lump sum payment of the remaining vested benefits to the Beneficiary within a reasonable period of time after receiving notice of the Participant's death. For purposes of this Section 8.3.3 and the next Section 8.3.4, payment of benefits is deemed to have commenced or begun on the Participant's required beginning date as defined in Section 8.9.2, without regard to whether payments have been made before that date.

          8.3.4 - Death Prior to Commencement of Benefits. If a Participant (or surviving spouse of the Participant, as provided below) dies before distribution is deemed to have commenced within the meaning of Code Section 401(a)(9) and the regulations thereunder, except as otherwise provided below, the Participant's Account shall be distributed to his Beneficiary in the manner and at the time specified in Sections 8.8, 8.9 and 8.10 and no later than December 31 of the calendar year which contains the fifth anniversary of the date of the Participant's death.

          This five-year distribution rule shall not apply if: (1) any portion of the benefits of the Participant (or of the deceased spouse of such individual, as provided below) is payable to or for the benefit of a Designated Beneficiary, as determined pursuant to Proposed Treasury Regulation Section 1.401(a)(9)-1 (or any successor regulation); (2) this portion will be distributed over the life of the Designated Beneficiary (or over a period not extending beyond the life expectancy of the Designated Beneficiary) in the manner specified in Section 8.8; and (3) the distributions commence no later than December 31 of the calendar year immediately following the calendar year in which the Participant died. If the surviving spouse is the Beneficiary and dies before payments are deemed to have begun, the five-year distribution rule and the exception to it stated in this paragraph are to be applied as if the surviving spouse were the Participant and the spouse's date of death shall be substituted for the Participant's date of death.

          The five-year distribution rule shall also not apply if: (1) the portion of a Participant's interest to which the surviving spouse is entitled will be distributed over the life of the surviving spouse (or over a period not extending beyond the life expectancy of the surviving spouse, which may be recalculated not more frequently than annually), in the manner specified in Section 8.8; and (2) the distributions commence on or before the later of December 31 of the calendar year in which the Participant would have attained age 70 1/2 or December 31 of the calendar year immediately following the calendar year in which the Participant died.

          Section 8.4 - Disability. In the event a Participant Terminates Employment with the Employer because of Disability, the Participant shall have a 100% vested interest in his Account. The entire Account of the Participant, as adjusted pursuant to Article 6, shall be distributed to the Participant in accordance with Sections 8.8 and 8.9. In addition, the Participant may withdraw up to ten percent (10%) of the value of his Account (excluding the Company Ownership Account and ESOP Account) at any time regardless of the Participant's age and without requiring the existence of financial hardship. Only one withdrawal shall be permitted under the preceding sentence for any period of Disability.

          Section 8.5 - Resignation or Discharge. If a Participant's employment is terminated on or after January 1, 2002, with all Affiliates prior to the Participant's Normal Retirement Date, for any reason other than death or Disability, such Participant shall have a 100% vested interest in his Account. The Trustee shall distribute the Participant's entire Account, as adjusted pursuant to Article 6, to the Participant in the manner and at the time specified in Sections 8.8 and 8.9.

          Section 8.6 - Termination of Plan. Notwithstanding any provision of the Plan to the contrary, if the Plan is terminated or if contributions to the Plan are completely discontinued as provided in the Plan, all Accounts shall continue to be nonforfeitable. The Trust shall be valued as of the date of such termination or discontinuance and, after crediting any increase or charging any decrease to all Accounts then existing in the manner provided in Article 6, the Trustee shall hold or distribute the full amount then credited to each Account as provided in Sections 8.8 and 8.9.

          If the Plan shall at any time be terminated (or if contributions are permanently discontinued), the Trust shall continue, and the Trustee shall continue to act until all assets of the Trust have been distributed in accordance with the terms of the Plan and the plan of termination.

          Section 8.7 - Distribution by Trustee. The Trustee shall pay and distribute benefits hereunder in accordance with the instructions of the Administrator in the manner provided in Section 8.8 and at the times provided in Section 8.9.

          Section 8.8 - Manner of Paying Benefits.

          8.8.1 - Forms of Distribution. The Participant or spouse Beneficiary, as the case may be, shall select from the following forms of distribution for any benefit payable under this Section 8.8 from their Account (excluding a Company Ownership Account, ESOP Account and other amounts invested in HON Stock); provided, however, that the Employer reserves the right to determine that any benefit payable hereunder will be distributable in a single lump sum distribution if the total nonforfeitable value of all Accounts immediately prior to the date of distribution of benefits does not exceed $5,000. Benefits may be distributed in any of the following optional forms:

                (i)     In a single lump sum distribution; or

                (ii)     In substantially equal annual, semiannual, or monthly installments, plus net income (or loss) over a period of not less than fifteen years, provided the Participant has attained age 55. Not more than once per Plan Year, a Participant receiving installments may elect to change the amount and duration of his installment payments. If the Beneficiary of a deceased Participant is the Participant's surviving spouse, he or she may also request installment distributions in accordance with this paragraph (ii) regardless of the age of the spouse or the Participant.

          Notwithstanding the foregoing, if:

                (a)     any distributions are made prior to January 10, 2002 (90 days after the date Participants were furnished a summary that reflected an amendment limiting distribution options under the Plan to those described in paragraphs (i) and (ii) above and that satisfied the requirements of 29 CFR 2520.104b-3 (relating to a summary of material modifications) for pension plans), and

          (b)     the distributions include amounts that were accrued under a Merged Plan,

then the Plan shall offer the recipients of such distributions all options that were available as of December 31, 2001, under the Merged Plan under which the amounts originally accrued. The notice referred to in this paragraph included a summary that reflects the change in distribution options available under this Plan and satisfied the requirements for a summary of material modifications as set forth in Labor Reg. Section 2520.104b-3.

          With respect to distributions of any portion of the Participant's Account that is invested in HON Stock, the Participant may elect a lump sum distribution in cash, shares of HON Stock, or a combination of cash and HON Stock.

          The following rules apply to distributions payable in installments. Any undistributed funds shall remain in the Trust to be invested at the direction of the Participant. The amount of an installment payment will be increased if necessary to satisfy the minimum distribution requirements described in Subsection 8.9.2. However, installments paid prior to the date by which distributions must commence under Subsection 8.9.2 shall not be subject to a minimum distribution requirement. If amounts invested in HON Stock are distributed in installments, the distributions shall be in the form of cash.

          A non-spouse Beneficiary will receive death benefits only in the form of a single lump sum distribution.

          If an Account of a Participant contains a segregated Loan Fund or is separately invested by the Participant, the assets in said segregated Loan Fund (namely the unpaid note) shall be distributed in kind if the Participant has requested to roll over the loan to another qualified plan that will accept the rollover. In all other cases, the Loan Fund shall be distributed by offsetting it against the Participant's vested Account. The distribution in kind or by offset shall occur as of the first date any distribution is to be made and such distribution shall be considered as a total distribution of the entire amount invested in the segregated Loan Fund.

Section 8.9 - Commencement of Distribution.

          8.9.1 - General. The Trustee shall pay and distribute benefits hereunder in accordance with the instructions of the Administrator and the elections of Participants who the Trustee reasonably believes, based upon information provided by the Administrator, are eligible to receive benefits. The distribution of benefits will begin within a reasonable period after the Participant (or the Beneficiary, if the Participant is deceased) becomes eligible and elects to receive a distribution. However, unless a Participant elects a later date, payment of benefits shall in any event commence not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs: the date the Participant attains his Normal Retirement Date, the tenth anniversary of the Plan Year in which he commenced participation in the Plan, or the date he terminates his employment with the Employer, but in no event later than the required beginning date, as set forth in Subsection 8.9.2. Notwithstanding any provision of this Section 8.9 to the contrary, the distribution of Loan Funds shall comply with the rules set forth in Article 14 of the Plan and with the terms of the promissory notes, consents and any other agreements entered into in connection with the loans.

          8.9.2 - Required Beginning Date. The Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the regulations under Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This provision shall be effective until the end of the last calendar year beginning before the effective date of final regulations under Section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service. Thereafter, distributions will be made in accordance with the final regulations under Section 401(a)(9) (or any successor regulations). Those regulatory provisions are incorporated into the Plan by reference. Except as provided in this Section and in Subsection 8.9.6, distribution of all benefits attributable to a Participant's Account must commence by April 1 of the calendar year following the later of the calendar year in which the Participant retires or the calendar year in which the Participant attains age 70 1/2. Distribution shall commence not later than April 1 of the calendar year following the calendar year during which the Participant attains age 70 1/2 (regardless of the Participant's date of retirement) if the Participant is a 5-percent owner. A Participant is treated as a "5-percent owner" for purposes of this Section if the Participant is a 5-percent owner as defined in Code Section 416 at any time during the Plan Year ending with or within the calendar year in which the Participant attains age 70 1/2. Once distributions have begun to a 5-percent owner under this Section, they must continue to be distributed even if the Participant ceases to be a 5-percent owner in a subsequent year.

          8.9.3 - Termination of Employment. If a Participant terminates his employment with the Employer for reasons other than death, distribution of his Account balance shall be available at the request of the Participant as soon as practicable after Termination of Employment, but no later than the required beginning date described in Subsection 8.9.2.

          8.9.4 - $5,000 Rule and Deferral Rights. If a Participant's vested Account does not exceed $5,000, distribution shall be made in a lump sum distribution as soon as administratively feasible following the Participant's Termination of Employment with the Employer and all Affiliates and the expiration of the minimum period of time during which a Participant has the right to elect a rollover distribution under Section 8.15.1.

          If a Participant's vested Account exceeds $5,000, the Employer may not make a distribution of benefits during the Participant's life without the consent of the Participant. The Participant may defer distribution to such date as such Participant selects, but not later that the required beginning date as defined in Section 8.9.2.

          8.9.5 - Deceased Participants. In the case of a deceased Participant, his Account shall be distributed to his Beneficiary as soon as possible within the 90-day period following the date of death if the Beneficiary so elects. A Beneficiary may elect to defer the distribution, subject to the express rules of Section 8.3 relating to the commencement of death benefits. However, in no event may a Beneficiary defer the commencement of benefit payments beyond the latest date described in Section 8.3.4. If a Participant dies after payment of benefits has commenced, remaining payments, if any, shall continue to the Participant's spouse, if the spouse is the Participant's Beneficiary, on the same basis as payable prior to the Participant's death; provided, however, that, unless otherwise specifically provided to the contrary in Section 8.8 or in the Beneficiary designation, the spouse shall have the right to (1) accelerate payments, (2) take the balance of the Participant's Account in a lump sum, or (3) cease payments and defer re-commencement until a future date, but not later than the later of December 31 of the calendar year in which the Participant would have attained age 70 1/2 or December 31 of the calendar year immediately following the calendar year in which the Participant died.

          8.9.6 - TEFRA Elections. Nothing in this Plan shall be construed as revoking any election made with respect to a predecessor plan before January 1, 1984, under Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982 as to the timing or method of distributions, except any such election as to method of distribution or the Beneficiary designation of a person who is married shall not be effective unless the spouse of such person consents in writing to such method or Beneficiary. Such consent must satisfy the requirements set forth in Code Section 417(a)(2).

          8.9.7 - Transfers. If a distribution to a Participant is required or permitted under this Article 8 for any reason and the Participant is a participant in another qualified defined contribution plan which is designed to accept transfers, the entire Account shall be distributed to such other plan if the Participant so requests, the transfer will not disqualify the Plan, and the other plan agrees to accept said transfer.

          8.9.8 - Limitations on Distributions. Except as otherwise required in Section 7.4 and Article 5, or under the terms of a Qualified Domestic Relations Order, amounts allocated to a Participant's Pre-Tax Contribution Account, Matching Account, Company Ownership Account, Retirement Contribution Account, and Profit Sharing Contribution Account may not be distributed to Participants or Beneficiaries earlier than (i) the Participant's separation from service, death or Disability, (ii) termination of the Plan without establishment of a successor plan, (iii) the date of the sale or other disposition by a corporation, to an unrelated entity that does not maintain the Plan, of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used by such corporation in the trade or business of such corporation with respect to a Member who continues employment with the corporation acquiring such assets, (iv) the date of the sale or other disposition by the corporation, to an unrelated entity that does not maintain the Plan, of such corporation's interest in a subsidiary (within the meaning of Code Section 409(d)(3)) with respect to a Member who continues employment with such subsidiary, (v) the Participant's attainment of age 59 1/2, or (vi) with respect only to Pre-Tax Contribution Accounts (excluding earnings allocated after December 31, 1988) upon hardship of the Participant in accordance with Section 8.10.

          Clauses (ii), (iii) and (iv) of the preceding paragraph shall apply only if the distribution occurring upon such an event is a lump sum distribution as defined in Code Section 401(k)(10)(B)(ii). An event shall not be treated as described in clauses (iii) or (iv) unless the transferor corporation continues to maintain the Plan after the disposition.

          Distributions that are not prohibited under this Subsection 8.9.8 are permitted only if specifically authorized under another provision of the Plan. No amount shall be distributable from this Plan and Trust merely by reason of the completion of a stated period of participation or the lapse of a fixed number of years.

          Section 8.10 - Withdrawals. Except as provided in this Section 8.10, there shall be no distributions from a Participant's Account prior to his Termination of Employment from his Employer and all Affiliates.

          8.10.1 - Hardship Distributions. Participants who are confronted with financial hardship may take withdrawals prior to Termination of Employment from their After-Tax Contribution Accounts, Rollover Accounts, Prior Plan Employee Contribution Accounts, and Pre-Tax Contribution Accounts (in that order) pursuant to the following:

                (a)     Amounts shall be distributed for hardship purposes only upon the Administrator's direction to the Trustee (in a form acceptable to the Trustee) after a determination that the criteria set forth below have been satisfied. Amounts from Pre-Tax Contribution Accounts and Prior Plan Employee Contribution Accounts may be distributed only from amounts contributed through pay reduction contributions, and earnings accrued through December 31, 1988, but excluding any income or gains on such contributions that are credited after December 31, 1988.

                (b)     Hardship distributions shall be conditioned upon the satisfaction of the following objective criteria:

                     (1)     Immediate and Heavy Financial Need. In general, the determination of whether a Member has an immediate and heavy financial need shall be made by the Administrator on the basis of all relevant facts and circumstances. A distribution will be deemed to be made on account of an immediate and heavy financial need of the Member only if the distribution is on account of:

                          (i)     Expenses for medical care described in Code Section 213(d) previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Code Section 152), or expenses necessary to obtain such medical care;

                          (ii)    Costs (excluding mortgage payments) directly related to the purchase of a principal residence for the Participant;

                          (iii)   Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, the Participant's spouse or children, or any dependents of the Participant (as defined in Code Section 152);

                          (iv)    Payments necessary to prevent the eviction of the Participant from the Participant's principal residence or foreclosure on the mortgage on that residence; or

                          (v)     Such other events, expenses or conditions as the Commissioner of Internal Revenue may determine from time to time.

                     (2)     Necessary to Satisfy Financial Need. A distribution generally may be treated as necessary to satisfy a financial need if the Administrator reasonably relies upon the Member's notarized written representation that the need cannot be relieved:

                          (i)     Through reimbursement or compensation by insurance or otherwise;

                          (ii)    By reasonable liquidation of the Member's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need;

                          (iii)   By cessation of Elective Deferrals and after-tax contributions under the Plan; or

                          (iv)    By other distribution or non-taxable (at the time of the loan) loans from plans maintained by the Employer or any other employer, or by borrowing from commercial sources on reasonable commercial terms.

                If a Member fails to provide a written statement in compliance with the provisions described hereinabove, a distribution will be deemed to be necessary to satisfy an immediate and heavy financial need of a Member only if all of the following requirements are satisfied:

                          (i)     The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant. The amount of an immediate financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution;

                           (ii)    The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans (determined at the time of the loan) currently available under all plans maintained by the Employer;

                          (iii)   The Plan, and all other qualified and nonqualified plans of deferred compensation maintained by the Employer (excluding health and other welfare plans including one that is part of a cafeteria plan), provide that the Participant's elective deferrals and voluntary employee contributions will be suspended for at least twelve (12) months after receipt of the hardship distribution; and

                          (iv)    The Plan, and all other qualified and nonqualified plans of deferred compensation maintained by the Employer (excluding health and other welfare plans including one that is part of a cafeteria plan), provide that the Participant may not make elective deferrals for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g) for such next taxable year less the amount of such Participant's Elective Deferrals for the taxable year of the hardship distribution.

                The four requirements enumerated directly above constitute the "deemed necessity standard" referred to in Subsection 4.1.2 of the Plan.

                The provisions of this subparagraph (2) may be modified by the Employer to the extent necessary or permissible to take into account any new standards prescribed by the Commissioner of Internal Revenue by which distributions are deemed to be necessary to satisfy an immediate and heavy financial need.

                A written request for a hardship distribution must be submitted to the Administrator prior to any distribution. No request shall be considered until such time as all information required under the foregoing objective criteria has been delivered to the Employer by the Participant requesting the hardship distribution.

                     (3)     Procedures and Penalties. A request for a hardship withdrawal must be given to the Administrator according to rules and procedures agreed to by the Administrative Delegate and the Administrator. The withdrawal request shall specify the withdrawal will be made from fund(s) on a pro rata basis. The Administrator may establish uniform rules relating to the selection of funds and Accounts from which withdrawals are to be made.

                (c)     Participants who have Terminated Employment and Beneficiaries are not eligible to receive hardship withdrawals from the Plan.

          8.10.2 - In-Service Withdrawals. A Participant who has attained age 59 1/2 and who continues to be employed by the Employer or an Affiliate may withdraw all or any portion of his After-Tax Contribution Account, Rollover Account, Prior Plan Employee Contribution Account, Prior Plan Employer Contribution Account, and Pre-Tax Contribution Account (in that order) by giving the Employer or its agent notice of his election to make such a withdrawal in a form prescribed by the Employer. Payment shall be made as soon as reasonably possible after the request is received and shall be subject to the notice and consent requirements of Code Sections 401(a)(31) and 402(f). A Participant may take only one withdrawal from his Account under this provision per Plan Year.

          A Participant may withdraw all or any part of his After-Tax Contribution Account at any time. Determination of which portion of such withdrawal is to be allocated to the Participant's own contributions and which is to be allocated to earnings, if any, shall be made in accordance with Code Section 72(e)(8) and regulations issued thereunder. If separate contracts (as that term is used in Section 72(e)(8)) are maintained with respect to amounts attributable to voluntary employee contributions, the Participant may designate the contract from which a withdrawal is made. A request for a withdrawal from the After-Tax Contribution Account must be given to the Administrator according to rules and procedures agreed to by the Administrative Delegate and the Administrator.

          Section 8.11 - Claims Procedure. The Employer or Administrative Delegate shall notify a Participant in writing within a reasonable period of time, not to exceed ninety (90) days, following the Plan's receipt of the Participant's written claim for benefits (including hardship withdrawals or loans), of his eligibility or noneligibility (i) for benefits under the Plan or, (ii) if the claim is for different or greater benefits, for the benefits claimed by the Participant. If the Employer or Administrative Delegate determines that a Participant is not eligible for benefits or for the benefits claimed, the notice shall set forth:

                (1)     the specific reasons for the adverse determination,

                (2)     a reference to the specific provisions of the Plan on which the determination is based,

                (3)     a description of any additional information or material necessary for the claimant to perfect his claim and an explanation of why it is needed, and

                (4)    a description of the Plan's claims review procedure and the time limits applicable to such procedures, including a statement of the Participant's right to bring a civil action under Section 502(a) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), following an adverse benefit determination on review.

If the Employer determines that there are special circumstances requiring additional time to make a decision, the Employer shall notify the Participant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional 90-day period.

          If the Employer or Administrative Delegate determines that the Participant is not eligible for the benefits claimed by the Participant, the Participant shall have the opportunity to have a full and fair review of the claim and the adverse benefit determination by the Employer by filing a petition for review with the Employer within sixty (60) days after receipt by the Participant of the notice issued by the Employer or within sixty (60) days after the end of the ninety (90) day period if no notice has been received by the Participant. Said petition shall state the specific reasons the Participant believes he is entitled to benefits or greater or different benefits and may be accompanied by written comments, document, records and other information relating to the claim for benefits. The Participant or his representative shall be permitted, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits. Whether information is "relevant" shall be determined by the Employer taking into account Department of Labor Regulations Section 2560.503-1(m)(8).

          Within a reasonable period of time, not to exceed sixty (60) days, following receipt by the Employer of said petition, the Employer shall review the petition, taking into account all comments, documents, records and other information submitted by the Participant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. If the Employer's determination is adverse to the Participant, the Employer shall notify the Participant of its decision in writing, setting forth:

                (a)     the specific reasons for the adverse determination,

                (b)     a reference to the specific provisions of the Plan on which the determination is based,

                (c)     a statement that the Participant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits; and

                (d)     a statement of the Participant's right to bring a civil action under Section 502(a) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

          If the sixty (60) day period is not sufficient, the Employer shall notify the Participant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional sixty (60) day period.

          In the event of the death of a Participant, the same procedure shall be applicable to his Beneficiaries.

          Section 8.12 - Incompetent Participant or Beneficiary. Every person receiving or claiming benefits under the Plan is conclusively presumed to be competent until the date the Administrator receives written notice that the person is incompetent and that a guardian, conservator or other person legally vested with the care of the person or the person's estate has been appointed. However, if the Administrator determines that persons to whom benefits are payable under the Plan are unable to handle their affairs by reason of physical or mental conditions or status as a minor, the Administrator may cause payments under the Plan to be made for their benefit to a member of their family, a legal guardian or any other persons providing for their care; and the Administrator, the Affiliates and the Trustee shall be relieved of all liability for any such payments made in good faith.

          Section 8.13 - Missing Persons. The amount of a Participant's Account which is otherwise considered as nonforfeitable shall be forfeited and applied in accordance with Section 6.4 for the Plan Year ending after the date correspondence or other communication to the Participant is returned and the Employer, after diligent inquiry, is unable to locate the Participant or his Beneficiary. Notwithstanding the foregoing, if at any subsequent date such person is located, the Employer shall contribute funds to the Trust, to be placed in an Account for such individual, in an amount equal to the amount of reduction of Employer contributions effected pursuant to the preceding sentence attributable to his Account, but reduced by any amount paid by the Trustee or the Employer to any state or political subdivision under any escheat law or statute.

          Section 8.14 - No Duplicate Benefits. Except as expressly provided in the Plan to the contrary, all benefits under the Plan are subject to valid Qualified Domestic Relations Orders, and there shall be no duplication of benefits under the Plan.

         Section 8.15 - Direct Rollovers.

          8.15.1 - General Rule. If a "distributee" of any "eligible rollover distribution":

                (1)     elects to have such eligible rollover distribution paid directly to an "eligible retirement plan," and

                (2)     specifies the eligible retirement plan to which such eligible rollover distribution is to be paid (in such form and at such time as the Administrator may prescribe), such eligible rollover distribution shall be made in the form of a "direct rollover" to the eligible retirement plan so specified by the distributee.

Notwithstanding the foregoing, this Section 8.15 shall apply only to the extent the eligible rollover distribution would be includible in gross income if not transferred as provided above.

         8.15.2 - Definitions.

          A "direct rollover" is an eligible rollover distribution that is paid directly to an eligible retirement plan for the benefit of the distributee.

          "Distributee" means the Participant, the surviving spouse of a Participant, or an Alternate Payee who is a spouse or former spouse of a Participant.

          An "eligible retirement plan" is an individual retirement account described in Code Section 408(a), an individual retirement annuity (other than an endowment contract) described in Code Section 408(b), a qualified defined contribution retirement plan that accepts rollover distributions, or an annuity plan described in Code Section 403(a) that accepts rollover distributions. Notwithstanding the foregoing, if the distributee is the Participant's surviving spouse, "eligible retirement plan" shall mean either an individual retirement account or an individual retirement annuity (other than an endowment contract).

          "Eligible rollover distribution" means any distribution of all or any portion of the balance to the credit of an employee in a qualified plan, provided, however, that an eligible rollover distribution does not include:

                (1)     any distribution that is one of a series of substantially equal periodic payments, not less frequently than annually, for the life or life expectancy of the distributee, or for the joint lives or life expectancies of the distributee and his or her spouse or Designated Beneficiary, or for a specified period of 10 years or more;

                (2)     any distribution to the extent such distribution is required under Code Section 401(a)(9), relating to minimum distribution requirements;

                (3)     the portion of any distribution that is not includible in income (determined without regard to the exclusion for net unrealized appreciation described in Code Section 402(e)(4));

                (4)     returns of Code Section 401(k) elective deferrals that are returned as a result of the Code Section 415 limitations;

                (5)     corrective distributions of excess contributions and excess deferrals under qualified cash or deferred arrangements and corrective distribution of excess aggregate contributions together with the income allocable to these corrective distributions;

                (6)     loans treated as distributions under Code Section 72(p) and not exempted by section 72(p)(2);

                (7)     loans in default that are deemed distributions;

                (8)     dividends paid on employer securities as described in Code Section 404(k);

                (9)     the cost of life insurance coverage (P.S. 58 costs);

                (10)    a hardship distribution pursuant to Section 8.10.1 from the Participant's Pre-Tax Contribution Account.

          8.15.3 - Procedures.

                (a)     In General. The Administrator may prescribe any procedure for a distributee to elect a direct rollover provided the procedure is reasonable. Such procedure may include any reasonable requirement for information or documentation from the distributee.

                (b)     Notice and Waiver of Notice Period. At least thirty (30) days and no more than ninety (90) days before making any distribution subject to this Section 8.15, the Administrator shall provide to the distributee a written explanation of the rules concerning direct rollovers, income tax withheld on distributions not rolled over, and any other information required by Code Section 402(f) (the "402(f) notice"). If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the 402(f) notice is given, provided that: (i) the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the 402(f) notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (ii) the Participant, after receiving the 402(f) notice, affirmatively elects a distribution.

                (c)     Direct Rollover to One Account Only. An eligible rollover distribution (or portion thereof) may be distributed in a direct rollover only to a single eligible retirement plan selected by the distributee.

                (d)     Method of Making a Direct Rollover. The Administrator may accomplish a direct rollover by any reasonable means of direct payment to an eligible retirement plan including providing a distributee with a check payable to the eligible retirement plan with instructions to the distributee to deliver the check to the eligible retirement plan.

               (e)     Default Option. If the distributee does not so elect or does not provide the required information in the form and at the time required by the Administrator, the Administrator shall direct the Trustee to make the distribution directly to the distributee and to withhold income taxes on such distribution equal to 20% of the value of such distribution (or such other amount provided under Code Section 3405(c), as amended). Provided, however, that the Administrator shall not make a distribution under this default option earlier than the date which is 60 days after the distributee is provided with the 402(f) notice. The Administrator shall not withhold tax from an eligible rollover distribution if such distribution is not subject to a direct rollover election because the distribution was not reasonably expected to total $200 in the year.

                (f)     Periodic Payments. If a distribution subject to this Section 8.15 is to be paid in a series of periodic payments that are eligible rollover distributions, the following rules shall apply:

                     (i)     a distributee's election to make or not make a direct rollover with respect to a single payment shall control whether a direct rollover is made of all subsequent payments unless the distributee changes the previous election; and

                     (ii)    the Administrator shall provide the 402(f) notice described in the foregoing paragraph at least once annually for as long as the periodic payments continue.

ARTICLE 9. ADMINISTRATION

          Section 9.1 - Administrator. The Administrator shall be a named fiduciary of the Plan, and shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out its terms.

          Section 9.2 - Delegation. The Administrator shall have the power, by resolution, to delegate specific fiduciary duties and responsibilities (other than those of the Trustee with respect to the custody and control of the assets of the Trust). Such delegations may be to officers or other employees of the Participating Affiliates or to other individuals or entities. Any delegation by the Administrator may, if specifically stated, allow further delegations by the individual or entity to whom the delegation has been made. Any delegation may be rescinded by the Administrator at any time. Each person or entity to whom a fiduciary duty or responsibility has been delegated shall be responsible for the exercise of such duties or responsibilities and shall not be responsible for the acts or failure to act of any other fiduciary, except as required by law.

          Section 9.3 - Committees.

          9.3.1 - Administrative Committee. The Participant or spouse Beneficiary, as the case may be, shall select from the following forms of distribution for any benefit payable under this Section 8.8 from their Account (excluding a Company Ownership Account and other amounts invested in HON Stock); provided, however, that the Employer reserves the right to determine that any benefit payable hereunder will be distributable in a single lump sum distribution if the total nonforfeitable value of all Accounts immediately prior to the date of distribution of benefits does not exceed $5,000. Benefits may be distributed in any of the following optional forms:

          The Administrator, in the exercise of the power to delegate fiduciary duties pursuant to Section 9.2, may establish an Administrative Committee and appoint its members to assist in Plan administration. If so established, the Administrative Committee shall be a named fiduciary and, unless otherwise provided by resolution of the Administrator, shall have the power and responsibility to:

                (a)     Adopt rules and regulations for Plan administration not inconsistent with the Plan's declared purposes and specific provisions;

                (b)     Interpret and construe Plan provisions;

                (c)     Determine from time to time the status of all Members, Participants, and Beneficiaries for the purposes of the Plan;

                (d)     Determine the rights of Members, Participants, and Beneficiaries to benefits under the Plan, the amount thereof and the method and time or times of payment of the same;

                (e) Appoint an Administrative Delegate who shall perform, without discretionary authority or control, administrative functions within the framework of guidelines, interpretations, rules, practices, and procedures made by the Administrative Committee or other named fiduciary. Any action made or taken by the Administrative Delegate may be appealed by an affected Participant to the Administrative Committee in accordance with the claims review procedures established by the Administrative Committee in accordance with Section 8.11 and any other uniform, nondiscriminatory rules and policies. Any decisions which require interpretations of Plan provisions not previously made by the Administrative Committee shall be made only by the Administrative Committee. The Administrative Delegate shall not be considered a named fiduciary with respect to the services it provides as an Administrative Delegate; and

                (f) Instruct the Trustee as to the disbursement of Trust assets.

                Members of the Administrative Committee shall serve for indefinite terms. Any member of the Administrative Committee may resign by delivering a written resignation to the Administrator (to be effective on delivery or on a later date specified in the resignation) and may be removed by resolution of the Board of Directors of the Employer (or the appropriate committee of the Board or officer of the Employer acting within the scope of authority conferred by the by-laws of the Employer, authorizing resolution or general principles of corporate law). Any member of the Administrative Committee who is also a Member shall cease to be a member of the Administrative Committee upon Termination of Employment. Vacancies may be filled by the Board of Directors of the Employer (or the appropriate committee of the Board or officer of the Employer acting within the scope of authority conferred by the by-laws of the Employer, authorizing resolution or general principles of corporate law).

                The Administrative Committee may elect a Chairman and a Secretary. The Secretary (if elected) may but need not be one of the members of the Administrative Committee. The Administrative Committee may authorize one or more of their number to make or to direct the making of any payment on behalf of the Administrative Committee or to execute or deliver any instrument on behalf of the Administrative Committee, including instructions to the Trustee as to the disbursement or investment of the Trust, and may employ counsel (who may be counsel for the Administrator) and agents, and such clerical, medical and accounting services as may be required in carrying out the provisions of the Plan. The Administrative Committee shall hold meetings at times and places they determine. A majority of the members of the Administrative Committee shall constitute a quorum for transacting business. All resolutions or actions taken by the Administrative Committee at a meeting shall be by majority vote of those present. Action by the Administrative Committee may be taken without a formal meeting by the written authorization of all of the members of the Administrative Committee.

          9.3.2 - Fund Committee. The Administrator, in the exercise of the power to delegate fiduciary duties pursuant to Section 9.2, has delegated certain fiduciary duties to the Pension and Retirement Fund Committee, the members of which are appointed by the Board of Directors of HON INDUSTRIES Inc.

          With respect to the Plan, the Fund Committee shall have the power and duty to:

                (a)     appoint the Trustee from time to time of the Trust;

                (b)     engage the services of one or more investment managers (as defined in Section 3(38) of the Employee Retirement Income Security Act of 1974, as amended, each of whom shall have full power and authority to manage, acquire or dispose (or direct the Trustee with respect to acquisition or disposition) of any Plan asset under its control;

                (c)     employ or appoint legal counsel, actuaries or others as may be necessary or convenient to aid in the function of the Fund Committee;

                (d)     appoint the independent certified public accountants serving as auditors of the Employer to audit the Plan and Trust, and the report of such audit shall be submitted to the Employer, the Trustee, the Fund Committee, and the Administrative Committee;

                (e)     monitor the performance of the investment managers of the Trust and report to the Board of Directors concerning such performance and its recommendations;

                (f)     monitor the investment funds established pursuant to Section 7.2 of the Plan, determine and change the type and number of investment funds available under the Plan, and eliminate any one or more investment funds, within its discretion;

                (g)     employ investment evaluation services including those that direct commissions as a method of payment;

                (h)     determine, establish and carry out a funding policy and method consistent with the objectives of the Plan and the requirements of applicable law;

                (i)     review, not less often than annually, all pertinent Member information and Plan data in order to establish said funding policy of the Plan and to determine the appropriate methods of carrying out the Plan's objectives;

                (j)     communicate annually to the Trustee and to any investment manager the Plan's short-term and long-term financial needs, including any probable need for short-term liquidity, and the Fund Committee's opinion (if any) with respect thereto, so investment policy can be coordinated with the Plan's financial requirements;

                (k)     amend the Plan from time to time as the Fund Committee deems necessary or advisable except that any amendment which would terminate the Plan or modify its formula for contributions shall require advance approval of the Employer's Board of Directors.

          Section 9.4 - Reports and Records. The Administrator and those to whom the Administrator has delegated fiduciary duties shall keep records of all their proceedings and actions, and shall maintain all such books of account, records and other data as shall be necessary for proper Plan administration and for compliance with applicable law.

          Section 9.5 - Payment of Expenses. The Administrator may pay all expenses of administering the Plan, including but not limited to Trustee's fees, attorney fees, and expenses incurred by persons or entities to whom fiduciary duties have been delegated. If said expenses are not paid by the Administrator, they shall be a lien against and paid from the Trust, except for items the payment of which would constitute a prohibited transaction. Expenses which in the opinion of the Administrator are attributable to a single Account or a class of Accounts, at the direction of the Administrator, may be charged to that Account or to the Accounts within that classification.

          Section 9.6 - Indemnification. To the extent permitted by law, the Administrator shall indemnify the members of the Fund Committee and the Administrative Committee, if created, individual trustees and others to whom the Administrator has delegated fiduciary duties pursuant to Sections 9.2 and 9.3 who are either employees, officers or directors of the Administrator, against any and all claims, loss, damages, expense and liability arising from their responsibilities in connection with the Plan which are not covered by insurance (without recourse) paid for by the Administrator, unless the same is determined to be due to gross negligence or intentional misconduct.

          Section 9.7 - Use of Electronic Media. Notwithstanding anything herein to the contrary, but subject to the requirements of ERISA, the Code, or other applicable law, any action or communication otherwise required to be taken or made in writing by a Participant or Beneficiary or by the Employer or Administrator shall be effective if accomplished by another method or methods required or made available by the Employer or Administrator, or their agent, with respect to that action or communication, including e-mail, telephone response systems, intranet systems, or the Internet.

ARTICLE 10. AMENDMENT TO AND TERMINATION OF PLAN

          Section 10.1 - Amendments. The Fund Committee shall have the right at any time and from time to time to modify or amend the Plan, in full or in part, in any respect, and each such amendment shall become effective as of any current, prior or later date specified by the Fund Committee; provided, however, that:

                (a)     No such amendment shall substantially enlarge the duties and responsibilities of the Trustee without its written consent thereto;

                (b)     No such amendment shall either directly or indirectly have the effect of giving an Affiliate any interest in any part of the corpus or income of the Trust or cause any part of the Trust to be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries;

                (c)     No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit. Notwithstanding the preceding sentence, a Participant's accrued benefit may be reduced to the extent permitted under Code Section 412(c)(8), Treasury Regulation Section 1.401(a)-4, or Treasury Regulation Section 1.411(d)-4;

                (d)     No amendment shall cause the nonforfeitable percentage of a Member who is a Participant on the date the amendment is adopted (or its effective date, if later) to be less as of such date than the percentage computed under the Plan without regard to the amendment.

                (e)     No amendment shall have the effect of amending the Plan's vesting schedule, either directly or in any way that directly or indirectly affects the computation of a Participant's nonforfeitable percentage, unless each Participant with at least three Years of Service for vesting with the Employer may elect within a reasonable period after the adoption of the amendment or change to have his nonforfeitable percentage computed under the Plan without regard to such amendment or change. The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

                     (i)     60 days after the amendment is adopted;

                     (ii)    60 days after the amendment becomes effective; or

                     (iii)   60 days after the Participant is issued written notice of the amendment by the Employer.

          Any amendment adopted under the provisions of this Section 10.1 shall be deemed a part of the Plan as if incorporated herein, and the Plan shall be deemed accordingly amended.

          Section 10.2 - Termination of Plan. The Employer has established the Plan with the bona fide intention and expectation that it will be able to make its contributions indefinitely, but the Participating Affiliates are not and shall not be under any obligation or liability whatsoever to continue their contributions or to maintain the Plan for any given length of time, and may in their sole and absolute discretion discontinue such contributions or terminate their participation in the Plan at any time without any liability whatsoever for such discontinuance or termination.

          Section 10.3 - Time of Termination. The Plan hereby created shall automatically terminate with respect to a Participating Affiliate upon the happening of either of the following events:

                (a)     Complete discontinuance of contributions by the Participating Affiliate;

                (b)     Adjudication of the Participating Affiliate as bankrupt, or a general assignment by the Participating Affiliate to or for the benefit of creditors, or dissolution of the Participating Affiliate.

          Section 10.4 - Distributions. Upon termination of the Plan for any reason whatsoever, all Accounts shall be nonforfeitable. The Trustee shall distribute the assets of the Trust according to the provisions of Section 8.6 and according to any resolutions of the Employer's Board of Directors relating to the timing or form of distributions, to the extent consistent with applicable law.

           Section 10.5 - Partial Termination. Upon termination of the Plan with respect to a group of Participants or a Participating Affiliate which constitutes a partial termination of the Plan, the Trustee shall allocate and segregate for the benefit of affected Participants, their proportionate interests in the Trust, as determined by the Trustee. The Accounts of all such persons shall become or continue to be nonforfeitable to the extent required by law. The Trustee shall distribute such segregated assets of the Trust to said persons according to the provisions of Sections 8.8 and 8.9, but only after the affected Participants have terminated employment with all Affiliates.

ARTICLE 11. MISCELLANEOUS

          Section 11.1 - No Guaranty of Employment. The adoption and maintenance of the Plan and Trust shall not be deemed to be a contract between the Employer and any Member. Nothing herein contained shall be deemed to give any Member the right to be retained in the employ of the Employer or to interfere with the Employer's right to discharge any Member at any time, nor shall it be deemed to give the Employer the right to require any Member to remain in its employ, nor shall it interfere with the Member's right to terminate his employment at any time.

          Section 11.2 - Construction of Agreement. This Plan shall be construed according to the laws of the State of Iowa to the extent not preempted by Federal law; provided, however, that if any provision is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with this Plan and the Trust being a qualified plan and trust within the meaning of Code Section 401. If any provision of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective. If any provision is determined, by the Administrator, a governmental agency or a court of competent jurisdiction, to be in violation of any statute, regulations, rulings or case law, such provision may be eliminated or modified by the Employer as necessary to bring it into compliance, and Participants and Beneficiaries shall have no enforceable rights under the noncomplying provisions.

          Notwithstanding any provision to the contrary in the Plan, the Administrator (or, if applicable, the Administrative Committee appointed for purposes of the Plan) has total and complete authority to determine conclusively for all parties all questions arising in the administration of the Plan. The Administrator (or the Administrative Committee) has discretionary authority to interpret and construe the terms of the Plan and to determine all questions of eligibility and status of Members, Participants and, if applicable, their Beneficiaries, under the Plan and the amounts of their respective interests. Determinations by the Administrator (or the Administrative Committee) are binding on all persons, subject to the claims procedures under the Plan.

          Section 11.3 - Spendthrift Provision. Except as otherwise provided by law, benefits payable hereunder and any interest of a Participant or Beneficiary in the Trust shall not be subject to assignment, transfer or anticipation or otherwise alienable either by voluntary or involuntary act or by operation of law, nor subject to attachment, execution, garnishment, levy, sequestration or other seizure under any legal or equitable process. The Plan may offset a Participant's benefits as provided under Code Section 401(a)(13)(C) with respect to a judgment, order or decree, or a settlement agreement relating to a crime involving the Plan or a violation (or alleged violation) of the fiduciary provisions of ERISA with respect to the Plan (whether or not the Participant is a fiduciary of the Plan). Further, the benefits payable hereunder may be subject to the creation, assignment or recognition of a right pursuant to a Qualified Domestic Relations Order.

          Section 11.4 - Headings. Headings and sub-headings in this Plan are inserted for convenience of reference only and are not to be considered in the interpretation or construction of Plan provisions.

          Section 11.5 - Limitation on Affiliates' and Trustee's Liability. Neither the Trustee nor the Affiliates guarantee the benefits payable under the Plan and Trust Agreement, and payments to Participants and Beneficiaries shall be made exclusively from the assets of the Trust.

          Section 11.6 - Merger. The Plan may be merged or consolidated with any other plan, and assets or liabilities of the Plan may be transferred to any other plan, but only if each person having an interest in the Trust would receive a benefit immediately after the merger, consolidation or transfer (if the Plan were terminated immediately after such event) which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had terminated immediately before such event).

          Section 11.7 - Counterparts. The Plan and the Trust may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          Section 11.8 - Exclusive Benefit. In no event shall any part of the trust assets be paid to or become vested in any Affiliate, or be used for any purpose whatsoever other than for the exclusive benefit of Participants and their Beneficiaries, except as provided in other Sections of the Plan and except that contributions of an Affiliate may be returned if:

                (1)     The contribution was conditioned on the initial qualification of the Plan under Code Section 401(a), the Plan does not so qualify and the contribution is returned within one year after the Plan is found to not so qualify;

                (2)     The contribution was made due to a mistake of fact, the contribution is returned within one year of the mistaken payment of the contribution and the return satisfies the requirements of the last paragraph of this Section; or

                (3)     The contribution was conditioned on its deductibility under Code Section 404, the deduction is disallowed under said section, the contribution is returned within one year of the disallowance of the deduction, and the return satisfies the requirements of the last paragraph of this Section.

          The return of a contribution (or a portion of a contribution) to the Affiliate satisfies the requirements of this paragraph if the amount so returned (a) does not exceed the amount which was attributable to the mistake of fact or error in determining the deduction, as the case may be, (b) does not include the net earnings attributable to such excess contributions, (c) is reduced by any net losses attributable to the excess contribution, and (d) does not reduce the Account of any Participant to less than such Account would have been had the returned contribution never been made.

          Section 11.9 - Partial Plan Years. If there is a partial Plan Year for any reason, the following rules shall apply:

          A Member shall be credited with a Year of Service for eligibility if he completes 1,000 Hours of Service during the 12-month period beginning on the first day of such partial year and with an additional Year of Service if he completes 1,000 Hours of Service during the 12-month period commencing on the first day after the last day of the partial Plan Year.

          If there is a partial Plan Year, then the compensation limitation set forth in Section 2.1.13 shall be multiplied by the number of months in such partial Plan Year and divided by 12.

          Section 11.10 - Military Service. Notwithstanding any provision of this plan to the contrary, contributions, benefits and service credit with respect to Qualified Military Service will be provided in accordance with Code Section 414(u). Loan repayments will be suspended under this plan as permitted under Code Section 414(u)(4).

ARTICLE 12. TOP HEAVY PLAN PROVISIONS

          Section 12.1 - Scope of Article. This Article shall apply, notwithstanding any provisions of the Plan to the contrary, for any Plan Year for which the Plan is Top Heavy, as defined herein.

          Section 12.2 - Definitions. For purposes of this Article only, the following terms shall have the meanings ascribed to them and when a defined meaning is intended, the term is capitalized.

                (a)     "Compensation" shall mean, generally, a Member's 415 Compensation for the Plan Year. Top Heavy Compensation shall include that portion of an individual's compensation for a taxable year that he or she has elected to defer under Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B) and 403(b).

                (b)     "Determination Date" shall mean the last day of the preceding Plan Year. In the event the Employer or an Affiliate maintains another plan or plans in addition to this Plan, "Determination Date" shall mean the determination dates of all such plans which fall within the same calendar year as the Determination Date for this Plan.

                (c)     "Key Employee" shall mean, as of any Determination Date, any Member or former Member who at any time during the Plan Year (which includes the Determination Date) or during the preceding four Plan Years (the "five year testing period") is:

                     (i)     an officer (that is, an administrative executive who is in regular continued service) of the Employer or an Affiliate (but in no event shall more than fifty persons or, if lesser, the greater of three persons or ten percent (10%) of the number of Members of all Affiliates as of the Determination Date for the Plan Year which is being tested for top heaviness, be treated as officers) if such individual's 415 Compensation for one or more of the Plan Years in which he or she was an officer during the five year testing period exceeds 50% of the maximum dollar limitation under Code Section 415(b)(1)(A) for the calendar year in which the Plan year ends;

                     (ii)    one of the Members owning (or considered as owning within the meaning of Code Section 318) the ten largest percentage interests in the Employer or any Affiliates, taking into account only those Members whose annual Compensation for one or more such Plan Years of ownership during the five year testing period exceeds the applicable dollar limitation under Code Section 415(c)(1)(A) for the calendar year in which the Plan Year ends and who during one or more Plan Years in the five year testing period owns more than a one-half percent (1/2%) interest in the Employer or any Affiliate;

                     (iii)   a more than five percent (5%) owner (or considered as owning within the meaning of Code Section 318) of the Employer or Affiliate;

                     (iv)    or a more than one percent (1%) owner of the Employer or Affiliate whose annual 415 Compensation for one or more Plan Years of ownership during the five year testing period exceeds $150,000.

          Organizations other than corporations may be considered as having officers. There is no minimum number of officers that must be taken into account, and the limited number of officers considered shall be those with the highest one-year 415 Compensation received while an officer for a Plan Year during the testing period.

          For purposes of determining under (ii) above the persons owning the largest percentage interests in total ownership, if two persons have the same interest, the person whose 415 Compensation for the Plan Year of ownership in the testing period is the highest shall be treated as having a larger interest. If a person's ownership changes during a Plan Year, his interest is the largest ownership owned at any time during the Plan Year.

          For purposes of applying subparagraph (C) of Code Section 318(a)(2), five percent (5%) shall be substituted for fifty percent (50%). A person's interest in value or voting power shall be utilized in the determination of ownership interest in a corporation. A person's interest in capital or profits shall be utilized in the determination of ownership interest in a noncorporate entity. The rules of subsections (b), (c), and (m) of Code Section 414 shall not be applicable for purposes of determining ownership in Affiliates under this Subsection for purposes of testing the five percent (5%) and one percent (1%) limits but shall be taken into account in determining whether an individual has 415 Compensation in excess of $150,000. A beneficiary of a deceased Participant who was a Key Employee shall be considered to be the Key Employee with respect to the benefits received.

                (d)     "Top Heavy" shall mean a condition of the Plan whereby the Top Heavy Ratio for the Plan, or the Top Heavy Ratio for the required or permissive aggregation group of which the Plan is a part, exceeds 60%. The required aggregation group shall include each qualified plan of the Employer or an Affiliate in which at least one Key Employee participates and any other qualified plan of the Employer or Affiliate which enables a plan in which at least one Key Employee participates to meet the requirements of Code Section 401(a)(4) or 410. The permissive aggregation group shall include the required aggregation group plus any other plan or plans of the Employer or Affiliate which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Code Sections 410(a)(4) and 410.

                (e)     "Top Heavy Ratio" shall mean:

                     (i)     If the Employer or an Affiliate maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer or Affiliate has not maintained any defined benefit plan which during the 5 year period ending on the Determination Date has or has had accrued benefits, the Top Heavy Ratio for this Plan alone or for the required or permissive aggregation group described in subsection (d) above is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date (including any part of any account balance distributed in the 5 year period ending on the Determination Date), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5 year period ending on the Determination Date), both computed in accordance with Code Section 416 and the regulations thereunder. Both the numerator and denominator of the Top Heavy Ratio are adjusted to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on the date under Code Section 416 and the regulations thereunder.

                     (ii)     If the Employer or an Affiliate maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer or Affiliate maintains or has maintained one or more defined benefit plans which during the 5 year period ending on the Determination Date has or has had any accrued benefits, the Top Heavy Ratio for any required or permissive aggregation group described in subsection (d) above is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (i) above, and the present value of accrued benefits under the defined benefit plan or plans for all participants as of the Determination Date, all determined in accordance with Code Section 416 and the regulations thereunder. The accrued benefits under the defined benefit plan in both the numerator and denominator of the Top Heavy Ratio are adjusted for any distribution of an accrued benefit in the five-year period ending on the Determination Date.

                     (iii)   For purposes of (i) and (ii) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12 month period ending on the Determination Date, except as provided in Code Section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a participant (a) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not received any compensation from any employer maintaining the plan at any time during the 5 year period ending on the Determination Date will be disregarded. The present value of a participant's accrued benefit under a defined benefit plan shall be computed using a 5% interest assumption and the 1984 Unisex Pension Mortality Table. The calculation of the Top Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken in to account will be made in accordance with Code Section 416 and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top Heavy Ratio.

          For purposes of this Section, "valuation date" shall mean Determination Date as defined herein when used with respect to this Plan. With respect to any other plan of the Employer or an Affiliate, "valuation date" shall mean the date on which contributions are credited and gains and losses allocated under a defined contribution plan or the date used for computing plan costs for minimum funding.

          Section 12.3 - Employer Contributions for Top Heavy Plan Years. For any Plan Year for which the Plan is Top Heavy, the minimum benefit and contributions required by Code Section 416 shall be provided as a Qualified Non-Elective Contribution under this Plan. The minimum contribution for non-Key Employees shall be equal to the lesser of three percent (3%) of the Participant's Compensation, or the largest percentage of Affiliate contributions and forfeitures as a percentage of a Key Employee's compensation, allocated on behalf of any Key Employee under all defined contribution plans of any Affiliates for the Plan Year. In determining such largest percentage, amounts a Key Employee defers under a qualified 401(k) arrangement shall be counted among the Affiliate contributions. This Employer contribution shall be provided for any Participant who is not a Key Employee and who is employed by the Employer on the last day of the Plan Year. For purposes of the minimum Employer contribution, Elective Deferral Contributions made by a non-Key Employee shall not be treated as Employer contributions.

ARTICLE 13. PARTICIPATION BY AFFILIATES

          Section 13.1 - In General. The Employer may be a member of a group of corporations or businesses which are Affiliates, and one or more of said Affiliates may wish to adopt the Plan. The provisions of this Article set forth the terms and conditions relating to said adoption of the Plan by an Affiliate.

          Section 13.2 - Adoption. The Employer may permit any other Affiliate to adopt the Plan and thereby become a Participating Affiliate by action by the Affiliate's Board of Directors or other governing body and by the execution of a written acceptance of such adoption by the Employer. Notice of this adoption shall be given by the Employer to the Trustee, but the adoption may be effective before receipt of the notice by the Trustee. After the effective date of adoption of the Plan by the Participating Affiliate, the Plan shall apply to common-law employees of the Participating Affiliate who meet the requirements for participation (as such requirements may be modified by the Participating Affiliate). The adoption shall specify the effective date of the adoption and any other special provisions applicable to the Participating Affiliate. For example, a special definition of Credited Compensation, accrual, or eligibility provisions may be applicable to the Participating Affiliate.

          If the adoption or participation by a Participating Affiliate causes the Plan to fail to attain or retain qualification, the Participating Affiliate shall be deemed to have terminated its participation in the Plan.

          The adoption of this Plan by the Participating Affiliate shall not be deemed to be a contract between the Participating Affiliate and any of its Members. In addition, the Participating Affiliate does not guarantee the benefits payable under the Plan. Except as specifically provided in the Plan to the contrary, in no event shall any part of the Plan assets be paid to or become vested in the Participating Affiliate.

          Section 13.3 - Administration. In the event that a Participating Affiliate adopts the Plan, except for the specific provisions contained in the adoption document, in this Article, or in any resolution made by the Employer's Board of Directors, the Employer shall have complete authority and control to administer the Plan and to delegate specific fiduciary duties and responsibilities and shall be deemed the Employer for all purposes. Any administration or delegation pursuant to this Plan may be rescinded by the Employer at any time. The Employer in its sole discretion shall also have the authority to allocate the responsibility for payment of expenses of the administration of the Plan among itself and the various Participating Affiliates in an equitable manner.

          Section 13.4 - Amendment. Whether or not Affiliates have adopted the Plan, only the Employer shall have the right to amend the Plan and to specify the effective date of such amendment. However, any amendment of the Plan shall be communicated to each Participating Affiliate. Unless a Participating Affiliate elects to withdraw from the Plan within five days of notice of the amendment, it shall be deemed to have agreed to and accepted the amendment.

          Section 13.5 - Termination or Withdrawal. Any Participating Affiliate may discontinue contributions or withdraw from the Plan by delivering a notice adopted by the Participating Affiliate's Board of Directors or other governing body to the Employer, specifying the date of its discontinuance or withdrawal. A Participating Affiliate is automatically deemed to have withdrawn from the Plan upon a change in ownership or business activities that causes the Participating Affiliate to cease being an Affiliate, unless otherwise provided by express agreement of the Employer and the Participating Affiliate. If a Participating Affiliate completely discontinues contributions to the Plan, is adjudicated bankrupt, is assigned to or for the benefit of creditors, or is dissolved, such an event will terminate its participation in the Plan. The Employer shall certify such discontinuance or withdrawal to the Trustee, if any. The notice shall specify whether such Participating Affiliate intends to continue a plan through the use of a separate document. A withdrawal or termination of participation by a Participating Affiliate shall not constitute a termination of the Plan, unless the Employer and all Participating Affiliates withdraw or terminate their participation in the Plan. A withdrawal or termination of participation in the Plan by a Participating Affiliate shall not constitute a partial termination of the Plan, unless specified in writing by the withdrawing Participating Affiliate, or except as may result by operation of law.

          If a Participating Affiliate is withdrawing from the Plan and has established a substantially identical plan, the Trustee of this Plan shall transfer the assets of Participants who are employed by the withdrawing Participating Affiliate at the time of the withdrawal to the funding agent of said plan. If a Participating Affiliate is withdrawing or terminating from the Plan and has not established a substantially identical plan, the Trustee shall: (a) transfer any assets in the suspense account established in accordance with Article 5 attributable to the Participating Affiliate's contributions to the Affiliate to the extent it may not then be allocated pursuant to Article 5 to the Accounts of Participants who are employed by the withdrawing Participating Affiliate at the time of the withdrawal or termination; and (b) declare all Accounts of Participants who are employed by the withdrawing Participating Affiliate at the time of the termination or withdrawal as nonforfeitable, credit any increase or charge any decrease to all such Accounts then existing in the manner provided in Article 6, and hold or distribute the full amount then credited to each such Account at the same time and in the manner specified in Sections 8.8 and 8.9. The provisions of Section 8.6 shall apply if the entire Plan is being terminated. In such event, any allocation to Participants shall be made to Participants employed by all Participating Affiliates and the Employer in proportion to their Credited Compensation as of the date of the allocation in that Plan Year.

          Section 13.6 - Application of Terms of the Plan.

          13.6.1 - Eligibility. Eligibility to participate in the Plan shall be determined for Members of all Participating Affiliates in accordance with Article 3 of the Plan.

          13.6.2 - Determination of Contributions. The Employer and each Participating Affiliate shall determine and make its own contributions to the Plan, and shall have the individual discretion to make a special contribution for the Accounts of Members who received less of an allocation due to an oversight or mistake of fact or law. If according to the Plan amounts previously forfeited are to be restored by the Employer, the Participating Affiliate or Employer who last employed the individual to whom the forfeiture was attributable shall restore the forfeiture. Each Participating Affiliate may make its contribution under the Plan for any Plan Year, or partial payments of such contribution, at any time during such Plan Year or within the time following the close of such Plan Year which is prescribed by law for the filing of the Participating Affiliate's Federal income tax return (or consolidated return, if applicable) for its fiscal year for Federal income tax purposes within or with which the Plan Year ends (including extensions thereof). The provisions of Section 11.9 relating to partial Plan Years shall apply to the contributions of each Participating Affiliate that participates for only a portion of a Plan Year as if such portion of a Plan Year were a partial Plan Year.

          The portion of a Member's pay reduction amount to be contributed to a Member's Pre-Tax Contribution Account shall be collected and remitted to the Trustee or the Member, as the case may be, as soon as possible following reduction of pay by the Participating Affiliate who employs such Member at the time. The Participating Affiliate will use its best efforts to determine and contribute to the Plan the maximum amount permitted under the rules of Code Sections 401(k) and 401(m), however, no liability shall result from the Member's loss of any deferral of taxation for Federal or state income tax purposes, nor for interest on any amounts subject to pay reduction elections.

          Forfeitures from a Participant's Account shall be allocated among the Participants in the same manner and proportions as contributions made by said Employer or Participating Affiliate or shall reduce the contributions of the Participating Affiliate (as the terms of the Plan require) with respect to the last Employer or Participating Affiliate for whom the forfeiting Participant worked prior to the forfeiture date. If active employment at the end of the Plan Year by a Participant is a requirement for allocation of a contribution or forfeiture to a Participant, a Participant is actively employed if employed by any Participating Affiliate or the Employer on the last day of the Plan Year. If such individual works for more than one Participating Affiliate and Employer, and contributions under the Plan are allocated on Credited Compensation up to a maximum dollar amount, the contributions and forfeitures to be allocated pursuant to this paragraph shall be made on the pro rata portion of the dollar amount of such eligible Participant's Credited Compensation paid by each Participating Affiliate and Employer. Contributions and forfeitures shall be subject to the limitations of the Plan and, in particular, Article 5.

          13.6.3 - Distributions. No distributions with respect to Termination of Employment shall be made until Termination of Employment with all Affiliates whether or not they are participating in this Plan, except with respect to transfers to other qualified plans.

          Section 13.7 - Interpretation. If any question arises with respect to the interpretation of this Plan due to the existence of Participating Affiliates that have adopted the Plan, the Employer shall establish uniform rules to resolve such questions that shall conclusively bind all Participating Affiliates and their Members.

ARTICLE 14. PLAN LOANS

          Section 14.1 - Eligibility. Any former Member who is a Participant and a "party in interest," within the meaning of ERISA Section 3(14), or any Participant who has not Terminated Employment and is not on an unpaid leave of absence may apply by written, telephonic or electronic means, as provided by the Administrative Committee, for a loan from his Pre-Tax Contribution Account, After-Tax Contribution Account, Prior Plan Employee Contribution Account, Allied Fireside Employer Contribution Account, Fireplace & Spa Matching Account, and Rollover Account (collectively "Eligible Loan Accounts"). If the Administrative Committee determines that the Participant is entitled to a loan in accordance with the provisions of this Article, the Administrative Committee shall direct the Trustee to make a loan to the Participant from such Eligible Loan Accounts. Any loan shall be charged against the Participant's Eligible Loan Accounts in the following order: After-Tax Contribution Acount, Rollover Account, Prior Plan Employee Contribution Account, Pre-Tax Contribution Account, Allied Fireside Employer Contribution Account and, lastly, Fireplace & Spa Matching Account.

          Section 14.2 - Loan Amounts. A loan shall be in an amount which is not less than $1,000. A Participant will be approved for a new loan in accordance with the provisions of this Article only if the Participant has no other loan outstanding. The maximum loan to any Participant (when added to the outstanding balance of all other loans to the Participant from all qualified employer plans (as defined in Code Section 72(p)(4)) of the Employer and any Affiliate) shall be an amount which does not exceed the lesser of:

                (a)     $50,000, reduced by the excess (if any) of (i) the highest outstanding balance of loans from the Plan to the Participant during the one year period ending on the day before the date on which such loan is made, over (ii) the outstanding balance of loans from the Plan to the Participant on the date on which such loan is made; or

                (b)     50% of the value of such Participant's vested interest in his Account on the date the loan is made.

          Section 14.3 - Source of Loan. For each Participant for whom a loan is authorized pursuant to this Article, the Trustee shall (a) liquidate the separate funds in which the Participant's Eligible Loan Accounts are invested to the extent necessary to provide funds for the loan and in such order as the Administrative Committee may prescribe and (b) disburse such funds to the Participant upon the Participant's execution of the Note referred to Section 14.4. The Trustee shall establish and maintain a separate investment fund (the "Loan Fund") within the Participant's Eligible Loan Accounts (1) which initially shall be in the amount of the loan, (2) to which the funds for the loan shall be deemed to have been allocated and then disbursed to the Participant, (3) to which the Note shall be allocated, and (4) which shall show the unpaid principal of and interest on the Note from time to time. All payments of principal and interest by a Participant shall be credited initially to his Loan Fund and applied against the Participant's Note, and then invested in other investment funds pursuant to the Participant's direction under Section 7.1. The Trustee shall value each Participant's Loan Fund as of the date each loan payment is received.

          Section 14.4 - Loan Terms. Loans made pursuant to this Section:

                (a)     shall be made available to all eligible Participants on a reasonably equivalent basis;

                (b)     shall not be made available to Highly Compensated Employees in a percentage amount greater than the percentage amount made available to other Participants;

                (c)     shall be secured by the portion of the borrower's Account that is invested in the Loan Fund;

                (d)     shall be evidenced by a promissory note and security agreement (the "Note") executed by the Participant which provides for:

                     (1)     the security referred to in paragraph (c);

                     (2)     a reasonable rate of interest, determined by the Administrative Committee (or its agent), which provides the Plan with a return commensurate with the prevailing interest rate charged by persons in the business of lending money for loans which would be made under similar circumstances;

                     (3)     repayment within a specified period of time, which shall not extend beyond five years from the date the loan is made (fifteen years in the case of a loan used to acquire a dwelling unit which is used or which will, within a reasonable time, be used as the Participant's principal residence (a "principal residence loan") );

                     (4)     repayment in equal payments over the term of the loan, with payments not less frequently than quarterly; and

                     (5)     for such other terms and conditions as the Administrative Committee shall determine, which shall include provision that:

                          (i)     with respect to a Participant who is a Member, the loan will be repaid pursuant to authorization by the Participant of equal payroll deductions over the repayment period sufficient to amortize fully the loan within the repayment period;

                          (ii)    the loan shall be prepayable in whole at any time without penalty; and

                          (iii)   in the event a payment is not made when due, the borrower is allowed a cure period beginning the date of the missed payment and ending the last day of the calendar quarter following the quarter in which the payment was due in which h to tender the missed payment to the Trustee. Failure to tender the missed payment prior to the end of the cure period will result in a deemed distribution of the entire outstanding balance of the loan including interest at the time of such failure. Trustee will notify the borrower that a deemed distribution has occurred and demand that the deemed distribution be repaid. By requesting a loan under this program the borrower agrees that if the deemed distribution has not been repaid when the borrower is able to request and receive a distribution under the terms of the Plan, the promissory note will be distributed and the borrower's vested Account balance will be reduced in the amount of the unpaid principal plus any accrued interest. In the event of a deemed distribution, the amount of unpaid principal and interest will be treated as a distribution by the IRS, which means that the borrower will be liable for income taxes and, if the borrower is younger than 55 (or younger than 591/2, if still employed by the company), a 10% excise tax on the unpaid amount. At no time may a borrower receive a loan if a deemed distribution has not been repaid.

          Section 14.5 - Security. Notwithstanding any other provision of the Plan, a loan made pursuant to this Section shall be a first lien against the Participant's Account. Any amount of principal or interest due and unpaid on the loan at the time of any default on the loan, shall be satisfied by deduction from the Participant's Loan Fund, as follows:

                (a)     in the case of a Participant who, at the time of the default, is a Participant and is not eligible (without regard to the required filing of an application) to receive distribution of his Account under the provisions of Article 8 (other than a hardship withdrawal), at such time as he first becomes eligible (without regard to the required filing of an application) to receive distribution of his Account under the provisions of Article 8 (other than a hardship withdrawal); or

                (b)     in the case of any other Participant, immediately upon such default.

          If, as a result of the application of the preceding sentence, an amount of principal or interest on a loan remains outstanding after default, interest at the rate specified in the Note shall continue to accrue on such outstanding amount until fully satisfied by deduction from the Participant's Loan Fund as hereinabove provided or by payment by or on behalf of such Participant.

          Section 14.6 - Additional Terms. Each loan shall be made only in accordance with regulations and rulings of the Internal Revenue Service and the Department of Labor. The Administrative Committee shall be authorized to administer the loan program of this Section and shall act in its sole discretion to ascertain whether the requirements of such regulations and rulings and this Section have been met.

          Section 14.7 - Suspension of Payments During Leaves of Absence. Notwithstanding any other provision of the Plan, loan repayments will be suspended under the Plan as permitted under Code Section 414(u)(4) for a Participant on a leave of absence performing service in the uniformed services (as defined in chapter 43 of title 38, United States Code) whether or not the individual is entitled to reemployment rights under such chapter with respect to such service. The suspension shall continue for the entire period during which the Participant is performing such service.

          A Participant may also elect to suspend loan repayments during an unpaid leave of absence or temporary layoff that is not in the uniformed services, but the period over which repayments are suspended in that case may not exceed one year. For purposes of this Section 14.7, "unpaid leave of absence" shall include leaves of absence where the Participant receives a rate of pay, after income and employment tax withholding, that is less than the amount of the installment payments required under the terms of the loan.

          Following suspension of loan payments, (a) for leaves of absence or temporary layoffs that do not involve service for the uniformed services, a loan that is not a principal residence loan must be repaid in full (including interest that accrues during the leave of absence or temporary layoff) by the fifth anniversary of the date of the loan, and (b) the amount of the installments due after the leave or layoff ends (or, if earlier, after the first year of the leave or layoff or such longer period as may apply under Code Section 414(u)(4)) must not be less than the amount required under the terms of the original loan. The Administrative Committee or the Administrative Delegate shall determine the payment schedule that will apply after the leave of absence or layoff to satisfy the foregoing conditions and shall give notice of the payment schedule to the Participant.

ADDENDUM A HEARTH & HOME TECHNOLOGIES INC. RETIREMENT PLAN Amendment of the Plan for EGTRRA

PREAMBLE

          1.     Adoption and Effective Date of Amendment. This amendment of the Plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this amendment shall be effective as of the first day of the first Plan Year beginning after December 31, 2001.

          2.     Supersession of Inconsistent Provisions. This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

SECTION A. LIMITATIONS ON CONTRIBUTIONS

          1.     Effective Date. This section shall be effective for Limitation Years beginning after December 31, 2001.

          2.     Maximum Permissible Amount. Except to the extent permitted under Section I of this amendment and Section 414(v) of the Code, if applicable, the Annual Addition that may be contributed or allocated to a Participant's Account under the Plan for any Limitation Year shall not exceed the lesser of:

                (a)     $40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or

                (b)     100 percent of the Participant's 415 Compensation for the Limitation Year.

          The compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition.

SECTION B. INCREASE IN COMPENSATION LIMIT

          The annual compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Annual compensation means compensation during the Plan Year or such other consecutive twelve-month period over which compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

SECTION C. MODIFICATION OF TOP-HEAVY RULES

          1.     Effective Date. This section shall apply for purposes of determining whether the plan is a top-heavy plan under Section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years. This section amends Article 12 of the Plan.

          2.     Determination of Top-Heavy Status.

          2.1     Key Employee. Key Employee means any Member or former Member (including any deceased Member) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1- percent owner of the Employer having 415 Compensation of more than $150,000. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

          2.2     Determination of Present Values and Amounts. This Section 2.2 shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Members as of the Determination Date.

                2.2.1     Distributions During Year Ending on the Determination Date. The present values of accrued benefits and the amounts of account balances of a Member as of the Determination Date shall be increased by the distributions made with respect to the Member under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the one-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

                2.2.2     Members Not Performing Services During Year Ending on the Determination Date. The accrued benefits and accounts of any individual who has not performed services for the Employer during the one-year period ending on the Determination Date shall not be taken into account.

          3.     Minimum Benefits -- Matching Contributions. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

SECTION D. DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS 1. Effective Date. This section shall apply to distributions made after December 31, 2001.

          2.     Modification of Definition of Eligible Retirement Plan. For purposes of the direct rollover provisions in Section 8.15 of the Plan, an eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from the Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the Alternate Payee under a Qualified Domestic Relation Order.

          3.     Modification of Definition of Eligible Rollover Distribution to Exclude Hardship Distributions. For purposes of the direct rollover provisions in Section 8.15 of the Plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

          4.     Modification of Definition of Eligible Rollover Distribution to Include After-Tax Employee Contributions. For purposes of the direct rollover provisions in Section 8.15 of the Plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

SECTION E. ROLLOVERS FROM OTHER PLANS

          Pursuant to Section 4.6 of the Plan, the Plan permits the acceptance of certain rollover contributions. Effective January 1, 2002, in addition to the types of contributions acceptable as rollover contributions prior to such date, the Plan shall accept rollover contributions and/or direct rollovers of distributions made after December 31, 2001, from the following types of plans:

Direct Rollovers:

          The Plan will accept a direct rollover of an eligible rollover distribution from: a qualified plan described in Section 401(a) or 403(a) of the Code, including after-tax employee contributions; an annuity contract described in Section 403(b) of the Code, excluding after-tax employee contributions; and, an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

Participant Rollover Contributions from Other Plans:

          The Plan will accept a Participant contribution of an eligible rollover distribution from: a qualified plan described in Section 401(a) or Section 403(a) of the Code; an annuity contract described in Section 403(b) of the Code; an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

Participant Rollover Contributions from IRAs:

          The Plan will accept a Participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Section 408(a) or Section 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

SECTION F. ROLLOVERS COUNTED IN INVOLUNTARY CASH-OUTS

          1.     Applicability and Effective Date. This section shall apply effective for distributions made on or after January 1, 2002.

          2.     Rollovers Counted in Determining Value of Account Balance For Involuntary Distributions. For purposes of Section 8.9.4 of the Plan, the value of a Participant's nonforfeitable Account balance shall be determined by taking into account all of a Participant's subaccounts, including the Rollover Account. If the value of the Participant's nonforfeitable Account balance as so determined is $5,000 or less, the Plan shall immediately distribute the Participant's entire nonforfeitable Account balance.

SECTION G. REPEAL OF MULTIPLE USE TEST

          The multiple use test described in Treasury Regulation Section 1.401(m)-2 shall not apply for Plan Years beginning after December 31, 2001.

SECTION H. ELECTIVE DEFERRALS - CONTRIBUTION LIMITATION

          No Participant shall be permitted to have elective deferrals made under the Plan, or any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Section I of this amendment and Section 414(v) of the Code, if applicable.

SECTION I. CATCH-UP CONTRIBUTIONS

          Effective January 1, 2002, all Members who are eligible to make Elective Deferrals under the Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

SECTION J. SUSPENSION PERIOD FOLLOWING HARDSHIP DISTRIBUTION

          A Participant who receives a distribution of Elective Deferrals after December 31, 2001, on account of hardship shall be prohibited from making Elective Deferrals and after-tax contributions under the Plan and all other plans of the Employer for six months after receipt of the distribution. A Participant who receives a distribution of Elective Deferrals in calendar year 2001 on account of hardship shall be prohibited from making Elective Deferrals under the Plan and all other plans of the Employer for the period specified in the provisions of the Plan relating to suspension of Elective Deferrals that were in effect prior to this amendment. With respect to any hardship withdrawal made on or after January 1, 2001, and for calendar years commencing on or after January 1, 2002, the limit described in the second Paragraph (iv) in (b)(2) of Section 8.10.1 (relating to the limit on elective deferrals a Participant may make in the taxable year following the taxable year of a hardship distribution) shall not apply.

SECTION K. DISTRIBUTION UPON SEVERANCE FROM EMPLOYMENT

          New distributable event. For distributions occurring on or after January 1, 2002, a Participant's Elective Deferrals, Qualified Matching Contributions, Qualified Non-Elective Contributions, and earnings attributable to these contributions shall be distributed on account of the Participant's severance from employment, regardless of when the severance from employment occurred. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

SUMMARY OF ELIGIBILITY SERVICE
	Full-Time* HTI Members	Full-Time* HSI Members	Part-Time Members
Elective Deferrals and After-Tax Contributions Matching Contributions Non-Elective Contributions	90-day Period of Service N/A 1 Year of Service	90-day Period of Service 90-day Period of Service 1 Year of Service	1 Year of Service 1-Year of Service (Must be an HSI Member) 1 Year of Service
*Full-Time means scheduled to work at least 1,000 hours during a 12-month period.

ADDENDUM B HEARTH & HOME TECHNOLOGIES INC. RETIREMENT PLAN Implementing the Final and Temporary Section 401(a)(9) Regulations

Article 15. MINIMUM DISTRIBUTION REQUIREMENTS.

          Section 15.1 - General Rules

                15.1.1 - Effective Date of Plan Amendment for Section 401(a)(9) Final and Temporary Treasury Regulations. This Article applies for purposes of determining required minimum distributions for distributions made in calendar years beginning with the 2003 calendar year, as well as required minimum distributions for the 2002 distribution calendar year that are made on or after November 1, 2002.

                15.1.2 - Coordination with Minimum Distribution Requirements Previously in Effect. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Article equals or exceeds the required minimum distributions determined under this Article, then no additional distributions will be required to be made for 2002 on or after such effective date to the distributee. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Article is less than the amount determined under this Article, then required minimum distributions for 2002 on and after such date will be determined so that the total amount of required minimum distributions for 2002 made to the distributee will be the amount determined under this Article.

                15.1.3 - Precedence. The requirements of this Article will take precedence over any inconsistent provisions of the Plan.

                15.1.4 - Requirements of Treasury Regulations Incorporated. All distributions required under this Article will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Internal Revenue Code.

                15.1.5 - TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Article, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

          Section 15.2 - Time and Manner of Distribution.

                15.2.1 - Required Beginning Date. The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's required beginning date.

                15.2.2 - Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

                (a)     If the Participant's surviving spouse is the Participant's sole designated Beneficiary, then, except as provided in Subsection 15.2.3, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

                (b)     If the Participant's surviving spouse is not the Participant's sole designated Beneficiary, then, except as provided in Subsection 15.2.3, distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

                (c)     If there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                (d)     If the Participant's surviving spouse is the Participant's sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Subsection 15.2.2, other than Subsection 15.2.2(a), will apply as if the surviving spouse were the Participant.

                For purposes of this Subsection 15.2.2 and Section 15.4, unless Subsection 15.2.2(d) applies, distributions are considered to begin on the Participant's required beginning date. If Subsection 15.2.2(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Subsection 15.2.2(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's required beginning date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under Subsection 15.2.2(a)), the date distributions are considered to begin is the date distributions actually commence.

                15.2.3 - Election to Apply 5-Year Rule to Distributions to Designated Beneficiaries. If the Participant dies before distributions begin and there is a designated Beneficiary, distribution to the designated Beneficiary is not required to begin by the date specified in Subsection 15.2.2 of this Article, but the Participant's entire interest will be distributed to the designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant's death. If the Participant's surviving spouse is the Participant's sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, this election will apply as if the surviving spouse were the Participant. This election will apply to all distributions.

                15.2.4 - Forms of Distribution. Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 15.3 and 15.4 of this Article. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury regulations.

          Section 15.3 - Required Minimum Distributions During Participant's Lifetime.

                15.3.1 - Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

                (a)     the quotient obtained by dividing the Participant's account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's age as of the Participant's birthday in the distribution calendar year; or

                (b)     if the Participant's sole designated Beneficiary for the distribution calendar year is the Participant's spouse, the quotient obtained by dividing the Participant's account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year.

                15.3.2 - Lifetime Required Minimum Distributions Continue Through Year of Participant's Death. Required minimum distributions will be determined under this Section 15.3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant's date of death.

          Section 15.4 - Required Minimum Distributions After Participant's Death.

                15.4.1 - Death On or After Date Distributions Begin.

                (a)     Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated Beneficiary, determined as follows:

                     (1)     The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

                     (2)     If the Participant's surviving spouse is the Participant's sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

                     (3)     If the Participant's surviving spouse is not the Participant's sole designated Beneficiary, the designated Beneficiary's remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

                (b)     No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

                15.4.2 - Death Before Date Distributions Begin.

                (a)     Participant Survived by Designated Beneficiary. Except as provided in Subsection 15.2.3 of this Article, if the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the remaining life expectancy of the Participant's designated Beneficiary, determined as provided in Subsection 15.4.1.

                (b)     No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                (c)     Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Subsection 15.2.2(a), this Subsection 15.4.2 will apply as if the surviving spouse were the Participant.

          Section 15.5 - Definitions.

                15.5.1 - Designated Beneficiary. The individual who is designated as the Beneficiary under Section 8.3 of the Plan and is the designated Beneficiary under section 401(a)(9) of the Internal Revenue Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

                15.5.2 - Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under Subsection 15.2.2 of this Article. The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

                15.5.3 - Life Expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

                15.5.4 - Participant's Account Balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

                15.5.5. - Required Beginning Date. The date specified in Subsection 8.9.2 of the Plan.